Exhibit 10.1

WEINGARTEN REALTY RETIREMENT PLAN

Restatement of the Plan Generally Effective January 1, 2020

Page

ARTICLE I DEFINITIONS	2
1.1 Plan Definitions	2
1.2 Construction	12
ARTICLE II HOURS OF SERVICE	13
2.1 Crediting of Hours of Service	13
2.2 Hours of Service Equivalencies	14
2.3 Determination of Non-Duty Hours of Service	15
2.4 Allocation of Hours of Service to Service Computation Periods	16
2.5 Department of Labor Rules	16
ARTICLE III SERVICE & CREDITED SERVICE	17
3.1 Service and Credited Service Prior to January 1, 2002	17
3.2 Service and Credited Service On or After January 1, 2002	17
3.3 Transfers	17
3.4 Retirement or Termination and Reemployment	18
3.5 Finality of Determinations	18
ARTICLE IV ELIGIBILITY FOR PARTICIPATION	19
4.1 Participation	19
4.2 Termination of Participation	19
4.3 Participation Upon Reemployment	19
4.4 Finality of Determinations	19
ARTICLE V NORMAL RETIREMENT	20
5.1 Eligibility	20
5.2 Regular Benefit Amount	20
5.3 Minimum Benefit Amount	22
5.4 401(a)(l7) Fresh Start Adjustments	22
5.5 Delayed Retirement	22
5.6 Opening Balance	23
5.7 Interest Credits	23
5.8 Service Credits	24
ARTICLE VI EARLY RETIREMENT	25
6.1 Eligibility	25
6.2 Amount	25
6.3 Payment	25
ARTICLE VII VESTED RIGHTS	26
7.1 Vesting	26
7.2 Eligibility for Deferred Vested Retirement Benefit	26
7.3 Amount of Deferred Vested Retirement Benefit	27
7.4 Payment	27
7.5 Immediate Commencement Option for Small Benefits	27
7.6 Election of Former Vesting Schedule	28
ARTICLE VIII DISABILITY RETIREMENT BENEFIT	29
8.1 Eligibility	29
8.2 Amount	29
8.3 Special Rules for Calculating Disability Retirement Benefit	29

i

(continued)

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8.4 Payment	29
ARTICLE IX FORMS OF PAYMENT	30
9.1 Normal Form of Payment	30
9.2 Optional Forms of Payment	31
9.3 Designation of Beneficiary and Beneficiary in Absence of Designated Beneficiary	34
9.4 Notice Regarding Forms of Payment	34
9.5 Election Period	35
9.6 Spousal Consent Requirements	36
9.7 Death Prior to Annuity Starting Date	36
9.8 Effect of Reemployment on Form of Payment	36
ARTICLE X SURVIVOR BENEFITS	37
10.1 Eligibility for Qualified Preretirement Survivor Annuity	37
10.2 Amount of Qualified Preretirement Survivor Annuity	37
10.3 Enhanced Qualified Preretirement Survivor Annuity	37
10.4 Payment of Qualified Preretirement Survivor Annuity	38
10.5 Non-Spouse Survivor Annuity	38
ARTICLE XI GENERAL PROVISIONS & LIMITATIONS REGARDING BENEFITS	39
11.1 Suspension of Benefits	39
11.2 Non-Alienation of Retirement Rights or Benefits	39
11.3 Payment of Benefits to Others	39
11.4 Payment of Small Benefits; Deemed Cash out	39
11.5 Direct Rollovers	40
11.6 Limitations on Commencement	41
ARTICLE XII MAXIMUM RETIREMENT BENEFITS	42
12.1 Applicability	42
12.2 Definitions	42
12.3 Maximum Limitation on Annual Benefits	49
12.4 Exceptions	50
12.5 Manner of Reduction	50
ARTICLE XIII PENSION FUND	51
13.1 Pension Fund	51
13.2 Contributions by the Employers	51
13.3 Expenses of the Plan	51
13.4 No Reversion	51
13.5 Forfeitures Not to Increase Benefits	52
13.6 Change of Funding Medium	52
ARTICLE XIV ADMINISTRATION	53
14.1 Authority of the Sponsor	53
14.2 Action of the Sponsor	53
14.3 Claims Review Procedure	53
14.4 Qualified Domestic Relations Orders	54
14.5 Indemnification	54

(continued)

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14.6 Actions Binding	55
ARTICLE XV ADOPTION BY OTHER ENTITIES	56
15.1 Adoption by Affiliated Companies	56
15.2 Effective Plan Provisions	56
ARTICLE XVI AMENDMENT & TERMINATION OF PLAN	57
16.1 Sponsor's Right of Amendment	57
16.2 Termination of the Plan	57
16.3 Adjustment of Allocation	58
16.4 Assets Insufficient for Allocation	58
16.5 Assets Insufficient for Allocation Under Paragraph (c) of Section 16.2	59
16.6 Allocations Resulting in Discrimination	59
16.7 Residual Assets	59
16.8 Meanings of Terms	59
16.9 Payments by the Funding Agent	60
16.10 Residual Assets Distributable to the Employers	60
16.11 Withdrawal of an Employer	60
ARTICLE XVII MISCELLANEOUS	61
17.1 No Commitment as to Employment	61
17.2 Claims of Other Persons	61
17.3 Governing Law	61
17.4 Nonforfeitability of Benefits Upon Termination or Partial Termination	61
17.5 Merger, Consolidation, or Transfer of Plan Assets	61
17.6 Funding Agreement	62
17.7 Benefit Offsets for Overpayments	62
17.8 Internal Revenue Requirements	62
17.9 Overall Permitted Disparity Limits	63
17.10 Veterans Reemployment Rights	63
ARTICLE XVIII TOP-HEAVY PROVISIONS	64
18.1 Top-Heavy Plan Definitions	64
18.2 Applicability of Top-Heavy Plan Provisions	66
18.3 Top-Heavy Vesting	66
18.4 Minimum Top-Heavy Benefit	66
ARTICLE XIX FUNDING-BASED LIMITS	68
19.1 Effective Date and Application	68
19.2 Funding Based Limitation on Shutdown Benefits and Other Unpredictable Contingent Event Benefits	68
19.3 Limitations on Plan Amendments Increasing Liability for Benefits	68
19.4 Limitations on Accelerated Benefit Distributions	69
19.5 Limitation on Benefit Accruals for Plans with Severe Funding Shortfalls	72
19.6 Methods to Avoid or Terminate Benefit Limitations	73
19.7 Special Rules	73
19.8 Treatment of Plan as of Close of Prohibited or Cessation Period	76
19.9 Definitions	78

(continued)

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ARTICLE XX HEROES EARNINGS ASSISTANCE AND RELIEF TAX ACT PROVISIONS	79
20.1 Death benefits	79
20.2 Differential wage payments	79

PREAMBLE

Weingarten Realty Investors, a Texas real estate investment trust, previously established and currently maintains the Weingarten Realty Retirement Plan for the exclusive benefit of its eligible employees and their beneficiaries. The Plan was most recently restated effective January 1, 2013, to reflect the applicable requirements of the Pension Protection Act of 2006, as well as subsequent changes in applicable law and Regulations, and to incorporate amendments made to the Plan following the prior Plan restatement.

The Plan is hereby amended and restated to incorporate all amendments made to the Plan following the restatement of the Plan described above and to incorporate changes in applicable law and Regulations. The Plan as restated is intended to continue to qualify as a defined benefit pension plan under Internal Revenue Code Section 401(a).

Except as otherwise specifically provided herein, this amended and restated Plan shall be effective as of January 1, 2020, and the rights of any person who does not have at least one Hour of Service under the Plan on or after January 1, 2020, shall generally be determined in accordance with the terms of the Plan as in effect on the date for which he is last credited with an Hour of Service. In no event shall a Participant who retired or otherwise terminated employment during the period beginning January 2, 2002 and ending close of business March 31, 2002 (the "Freeze Period") accrue benefits under the Plan for employment during the Freeze Period.

Notwithstanding any other provision of the Plan to the contrary, a Participant's vested interest in his Accrued Benefit under the Plan on and after the effective date of this amendment and restatement shall be not less than his vested interest in his Accrued Benefit on the day immediately preceding the effective date.

ARTICLE I
DEFINITIONS
1.1	Plan Definitions

As used herein, the following words and phrases, when they appear with initial letters capitalized as indicated below, have the meanings hereinafter set forth:

(a)	An "Active Participant" means a Participant who is accruing Credited Service under the Plan in accordance with the provisions of Article III.
(b)	A Participant's "Accrued Benefit" as of any date means the following:
(1)For a Grandfathered Participant, the portion of his monthly normal retirement benefit accrued as of that date determined as provided in Article V, based on his years of Credited Service and his Average Annual Earnings determined as of that date.
(2)For a Cash Balance Participant, his Frozen Accrued Benefit or his Cash Balance Account as of that date; provided, however, that if the Participant has not attained Normal Retirement Date, the value of his Cash Balance Account shall be determined assuming Interest Credits continue to accrue on such account until his Normal Retirement Date at the rate in effect under Section 5.7.
(c)	The "Actuarial Equivalent" of a value means the actuarial equivalent determined using the following factors (i) the table prescribed by the Secretary of the Treasury, which shall be based on the prevailing commissioners' standard table, described in Code Section 807(d)(5)(A), used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of Code Section 807(d)(5)) and (ii) the annual rate of interest on 30-year Treasury securities for the second calendar month preceding the Plan Year in which the distribution is made. Effective for distributions with an Annuity Starting Date on or after December 31, 2002, the table described in (i) shall be the table set forth in Revenue Ruling 2001-62. Effective for distributions with an Annuity Starting Date on or after January 1, 2008, the table described in (i) shall be the applicable table described under Section 417(e)(3), as such table is updated from time to time under applicable Internal Revenue Service guidance. Effective with respect to distributions with an Annuity Starting Date on or after January 1, 2011, the annual rate of interest described in (ii) shall be a 4.5% annual rate; provided, however, that the Actuarial Equivalent of a Participant’s Accrued Benefit on and after January 1, 2011 shall not be less than the Actuarial Equivalent of the Participant’s Accrued Benefit as of December 31, 2010 determined under the definition of Actuarial Equivalence effective on December 31, 2010.

For Plan Years beginning on and after January 1, 2008, solely for purposes of determining the present value of a benefit payment that is subject to Code Section 417(e), the applicable interest rate shall be the adjusted first, second, and third segment rates applied under the rules similar to the rules of Code Section 430(h)(2)(C) for the second calendar month preceding the Plan Year in which the distribution is made. For this purpose, the first, second, and third segment rates are the first, second, and third segment rates that would be determined under Code Section 430(h)(2)(C) if:

(1)Code Section 430(h)(2)(D) were applied by substituting the average yields for the month described in clause (2) below for the average yields for the 24-month period described in such section; and
(2)Code Section 430(h)(2)(G)(i)(II) were applied by substituting “Section 417(e)(3)(A)(ii)(II)” for “Section 412(b)(5)(B)(ii)(II)”; and
(3)The applicable percentage under Code Section 430(h)(2)(G) is treated as being 20% in 2008, 40% in 2009, 60% in 2010, and 80% in 2011.

For purposes of determining the present value of a Cash Balance Participant's Frozen Accrued Benefit or a Grandfathered Participant's Accrued Benefit, present value for a Participant who has reached Normal Retirement Date shall be calculated based on the immediate annuity payable to the Participant as of his Annuity Starting Date.  For a Participant who has not yet reached Normal Retirement Date at the time such present value is being determined, the present value shall be calculated based on a deferred annuity payable commencing at Normal Retirement Date.  For purposes of this paragraph, immediate and deferred annuities will be in the normal form applicable to unmarried Participants under Section 9.1 of the Plan.

(d)	The "Actuary" means an independent actuary selected by the Sponsor, who is an enrolled actuary as defined in Code Section 7701 (a)(35), or a firm or corporation of actuaries having such a person on its staff, which person, firm, or corporation is to serve as the actuarial consultant for the Plan
(e)	The "Administrator" means the Sponsor unless the Sponsor designates another person or persons to act as such.
(f)	An "Affiliated Company" means any corporation or business, other than an Employer, which would be aggregated with an Employer for a relevant purpose under Code Section 414.
(g)	A Participant's, or Beneficiary's, if the Participant has died, "Annuity Starting Date" means the first day of the first period for which an amount is paid as an annuity or, in the case of a single sum payment, the first day on which all events have occurred which entitle the Participant, or his Beneficiary, if applicable, to such benefit.

If a Participant whose Annuity Starting Date has occurred is reemployed by an Employer or an Affiliated Company resulting in a suspension of benefits in accordance with the provisions of Section 11.1, for purposes of determining the form of payment of such Participant's benefit upon his subsequent retirement, such prior Annuity Starting Date shall apply to benefits accrued prior to the Participant's reemployment.  Such prior Annuity Starting Date shall also apply to benefits accrued following the Participant's reemployment if such prior Annuity Starting Date occurred on or after the Participant's Normal Retirement Date.  Such prior Annuity Starting Date shall not apply to benefits accrued following the Participant's reemployment if such prior Annuity Starting Date occurred prior to the Participant's Normal Retirement Date.

(h)	A Grandfathered Participant's "Average Annual Earnings” means his highest average annual Earnings received for any five consecutive Earnings Computation Periods (or the Grandfathered Participant's period of employment, if shorter) during the ten consecutive Earnings Computation Periods immediately preceding the date the Grandfathered Participant's employment terminates.

If a Grandfathered Participant is credited with less than a full year of Credited Service for any Earnings Computation Period, his Earnings for such Earnings Computation Period shall be annualized for purposes of determining his Average Annual Earnings by multiplying his actual Earnings for such Earnings Computation Period by the ratio that 2080 bears to the number of Hours of Service credited to the Grandfathered Participant for the Earnings Computation Period.

The Average Annual Earnings of a Grandfathered Participant who becomes Disabled shall be determined assuming the Grandfathered Participant continues to receive Earnings during the period he is Disabled, but has not commenced retirement benefit payments under the Plan, at the rate in effect for such Grandfathered Participant immediately prior to the date he became Disabled, adjusted as provided in the preceding paragraph to reflect full-time employment.

(i)	A Participant's "Beneficiary" means any beneficiary who is entitled to receive a benefit under the Plan upon the death of the Participant.
(j)	A "Break in Service" with respect to any Employee means any Service Computation Period during which he completes fewer than 501 Hours of Service, except that no Employee shall incur a Break in Service solely by reason of temporary absence from work not exceeding 12 months resulting from illness, layoff, or other cause if authorized in advance by an Employer pursuant to its uniform leave policy, if his employment is not otherwise terminated during the period of such absence.
(k)	A "Cash Balance Account" means the account maintained for a Cash Balance Participant that includes his Opening Account Balance, determined as provided in Section 5.6, any Service Credits credited to his account as provided in Section 5.8, and the Interest Credits credited to his account as provided in Section 5.7.
(l)	A "Cash Balance Participant" means a Participant who is an Active Participant on or after April 1, 2002 and who is not a Grandfathered Participant.
(m)	The "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a Code section shall include (i) such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section and (ii) all rulings, regulations, notices, announcements, and other pronouncements issued by the U.S. Treasury Department, the Internal Revenue Service, and any court of competent jurisdiction that relate to such section.
(n)	A Participant's "Credited Service" means his period of service for purposes of determining the amount of any benefit for which he is eligible under the Plan, as computed in accordance with the provisions of Article m.
(o)	“Disabled” means a Grandfathered Participant can no longer continue in the service of his employer because of a mental or physical condition that is likely to result in death or is expected to continue for a period of at least six months. A Grandfathered Participant shall be considered Disabled only if (i) he has completed at least ten years of Service at the time his active service ceases and (ii) he has been determined by the Social Security Administration to qualify for disability benefits under the Social Security Act.
(p)	The “Earnings” of a Participant for any Earnings Computation Period means the amount reported under Sections 6041, 6051, and 6052 (“Wages, Tips and Other Compensation” Box on Form W-2) and paid during the Earnings Computation Period. Earnings is defined as wages within the meaning of Code Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Earnings must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). Notwithstanding the foregoing, the following items of compensation shall not be included in a Participant’s Earnings: (i) automobile allowance; (ii) proceeds from the exercise of non-qualified stock options; (iii) proceeds from the exercise of incentive stock options (whether such exercise is a disqualifying disposition or otherwise); (iv) restricted stock dividend income; (v) restricted stock vested income; (vi) all forms of compensation paid after termination of employment (e.g., severance pay, vacation pay) other than compensation earned for services provided prior to the date of termination of employment; (vii) distributions from any non-qualified deferred compensation plan; (viii) personal use of company vehicle; and (ix) market bonus. Prior to May 1, 2012, the items of compensation identified in the immediately preceding sentence were not excluded from Earnings.

In addition to the foregoing, Earnings include any amount that would have been included in the foregoing description but for the Participant’s election to defer payment of such amount under Code Sections 402(e)(3) (certain pre-tax elective deferrals), 402(h)(1) (certain pre-tax deferrals to a simplified employee pension plan), 403(b) (certain employee deferrals under a tax-deferred annuity plan or contract), 408(p)(2)(A)(i) (simple retirement account), 125 (cafeteria plan deductions), 132(f)(4) (qualified transportation fringe benefits), or 457 (certain deferred compensation plans).

In no event, however, shall the Earnings of a Participant taken into account under the Plan for any Earnings Computation Period exceed (1) $200,000 for Earnings Computation Periods beginning before January 1, 1994, or (2) $150,000 for Earnings Computation Periods beginning on or after January 1, 1994.  The limitations set forth in the preceding sentence shall be subject to adjustment annually as provided in Code Section 401(a)(17)(B) and Code Section 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Earnings Computation Periods beginning in such calendar year.

Notwithstanding the provisions of the preceding paragraph, effective for Plan Years beginning on and after January 1, 2002, the annual Earnings of each Participant, who is credited with an hour of service on or after January 1, 2002, to be taken into account in determining benefit accruals shall be subject to the following limits (rather than the limits described above):

(1)with respect to any Earnings Computation Period beginning on and after January 1, 2002, annual Earnings shall not exceed $200,000 (adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B)). The cost-of-living adjustment in effect for a calendar year applies to annual Earnings for the Earnings Computation Period that begins with or within such calendar year.
(2)with respect to any Earnings Computation Period beginning prior to January 1, 2002, annual Earnings shall be limited to $200,000.

Earnings received by a Participant during the Freeze Period shall be included in his Earnings for the 2002 Earnings Computation Period only if such Participant was actively employed as an Employee on April 1, 2002.

(q)	An "Earnings Computation Period" means each calendar year.
(r)	“Effective Date” means the effective date of this restatement of the Plan, which shall be January 1, 2020, unless otherwise stated herein. The Plan was originally established effective May 24, 1980.
(s)	Effective through December 31, 2004, an "Employee" means any employee of an Employer. Notwithstanding the foregoing, the term "Employee" shall not include the following:
(1)any nonresident alien who does not receive United States source income.
(2)any person covered by a collective bargaining agreement between employee representatives and the Employer.

Any "leased employee," other than an excludable leased employee, shall be treated as an employee of an Employer or any other Affiliated Company for all purposes of the Plan, including benefit accrual; provided, however, that contributions to a qualified plan made on behalf of a leased employee by the leasing organization that are attributable to services for the Employer shall be treated as having been made by the Employer and there shall be no duplication of benefits under this Plan.

A “leased employee" means any person who performs services for an Employer or an Affiliated Company (the "recipient") (other than an employee of the recipient) pursuant to an agreement between tile recipient and any other person (the "leasing organization") on a substantially full-time basis for a period of at least one year, provided that such services are performed under the primary direction or control of the recipient.  An "excludable leased employee" means any leased employee of the recipient who is covered by a money purchase pension plan maintained by the leasing organization which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of compensation, (ii) full and immediate vesting, and (iii) immediate participation by employees of the leasing organization (other than employees who perform substantially all of their services for the leasing organization or whose compensation from the leasing organization in each plan year during the four-year period ending with the plan year is less than $1,000); provided, however, that leased employees do not constitute more than 20 percent of the recipient's non-highly compensated work force.  For purposes of this Section, contributions or benefits provided to a leased employee by the leasing organization that are attributable to services performed for the recipient shall be treated as provided by the recipient.

Effective on and after January 1, 2005, an “Employee” means any employee of an Employer. Notwithstanding the foregoing, the term “Employee” shall not include the following:

(1)Employees who are nonresident aliens (within the meaning of Code Section 7701(b)(1)(B)) and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).
(2)Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46)) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties, unless such agreement expressly provides for coverage in this Plan.
(3)Individuals classified by the Employer as independent contractors, regardless of whether such an individual is subsequently determined by the Internal Revenue Service to be an Employee.

(4)Employees of Affiliated Employers, unless such Affiliated Employer have specifically adopted this Plan in writing.
(5)Leased Employees, as defined above.
(t)	An "Employer" means the Sponsor and any entity which has adopted the Plan as may be provided under Article XV.
(u)	An "Entry Date" means each day of the Plan Year.
(v)	“ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.
(w)	The "Freeze Period" means the period beginning January 2, 2002 and ending on the close of business March 31, 2002.
(x)	A Cash Balance Participant's "Frozen Accrued Benefit" means his benefit accrued as of January 1, 2002 under the terms of the Plan in effect on that date.
(y)	The "Funding Agent" means the person or persons which at the time shall be designated, qualified, and acting under the Funding Agreement and shall include (i) any trustee for a trust established pursuant to the Funding Agreement, (ii) any insurance company that issues an annuity or insurance contract pursuant to the Funding Agreement, or (iii) any person holding assets in a custodial account pursuant to the Funding Agreement. The Sponsor may designate a person or persons other than the Funding Agent to perform any responsibilities of the Funding Agent under the Plan, other than trustee responsibilities as defined in ERISA Section 405(c)(3), and the Funding Agent shall not be liable for the performance of such person in carrying out such responsibilities except as otherwise provided by ERISA. The term Funding Agent shall include any delegate of the Funding Agent as may be provided in the Funding Agreement.
(z)	The "Funding Agreement" means the agreement entered into between the Sponsor and the Funding Agent relating to the holding, investment, and reinvestment of the assets of the Plan, together with all amendments thereto and shall include any agreement establishing a trust, a custodial account, an annuity contract, or an insurance contract (other than a life, health or accident, property, casualty, or liability insurance contract) for the investment of assets; provided, however, that any custodial account or contract established hereunder meets the requirements of Code Section 401(f).
(aa)	A "Grandfathered Participant" means any Participant who was born prior to January 1, 1952, was hired by an Employer prior to January 1, 1997, and was an active Employee on April 1, 2002.

(bb)	A "Highly Compensated Employee" means any Employee or former Employee who is a highly compensated active employee or a highly compensated former employee as defined hereunder.

A "highly compensated active employee" includes any Employee who performs services for an Employer or any Affiliated Company during the Plan Year and who (i) was a five percent owner at any time during the Plan Year or the look back year or (ii) received compensation from the Employers and Affiliated Companies during the look back year in excess of $80,000 (subject to adjustment annually at the same time and in the same manner as under Code Section 415(d)). The dollar amount in (ii) shall be pro-rated for any Plan Year of fewer than 12 months.

A "highly compensated former employee" includes any Employee who (i) separated from service from an Employer and all Affiliated Companies (or is deemed to have separated from service from an Employer and all Affiliated Companies) prior to the Plan Year, (ii) performed no services for an Employer or any Affiliated Company during the Plan Year, and (iii) for either the separation year or any Plan Year ending on or after the date the Employee attains age 55, was a highly compensated active employee, as determined under the rules in effect under Code Section 414(q) for such year.

The determination of who is a Highly Compensated Employee hereunder shall be made in accordance with the provisions of Code Section 414(q) and regulations issued thereunder.

For purposes of this definition, the following terms have the following meanings:

(1)An employee's "compensation" means compensation as defined in Code Section 415(c)(3) and regulations issued thereunder.
(2)The “look back year" means the 12-month period immediately preceding the Plan Year.
(cc)	An "Hour of Service" with respect to any Employee means an hour which is determined and credited as such in accordance with the provisions of Article II.
(dd)	An "Interest Credit" means the amount credited to a Cash Balance Participant's Cash Balance Account each Plan Year as provided in Section 5.8 of the Plan.
(ee)	A Participant's "Normal Retirement Date” means, for purposes of benefit eligibility, the date he attains age 65 and for all other purposes, the first day of the month coinciding with or immediately following such date.
(ff)	A Cash Balance Participant's "Opening Balance” means the initial amount, if any, credited to his Cash Balance Account upon the conversion of the Plan to a cash balance plan as of April 1, 2002.

(gg)	A "Participant" means any person who becomes eligible to participate in the Plan in accordance with the provisions of Article IV and who retains an Accrued Benefit under the Plan. The term Participant includes both Cash Balance Participants and Grandfathered Participants.
(hh)	The "Pension Fund" means the fund or funds maintained under the Funding Agreement for purposes of accumulating contributions made by the Employers and paying benefits under the Plan.
(ii)	The "Plan" means this Weingarten Realty Retirement Plan, established effective May 24, 1980, as amended and restated by this instrument, with all amendments, modifications, and supplements hereafter made.
(jj)	A "Plan Year" means the following: (i) for periods prior to December 1, 1992, the 12-consecutive-month period ending each November 30; (ii) the period beginning December 1, 1992 and ending December 31, 1992; and (iii) each 12-consecutive-month period ending December 31 thereafter.
(kk)	A “Project Employee” means an Employee employed for short-term assignments, generally of six months’ duration or less.
(ll)	A "Qualified Joint and Survivor Annuity" is an immediate annuity payable to the Participant for his life with a survivor benefit payable upon the death of the Participant to the Participant's Spouse (determined as of his Annuity Starting Date) for the remainder of such Spouse's lifetime. The amount of the survivor benefit payable under a Qualified Joint and Survivor Annuity shall be equal to at least 50 percent of the amount the Participant was receiving on his date of death.
(mm)	A "Qualified Preretirement Survivor Annuity" is an annuity payable to the surviving Spouse of a Participant for such Spouse's life as provided in Article X.
(nn)	A Participant's "Required Beginning Date" means the April 1 following the calendar year in which occurs the later of the Participant's (i) attainment of age 72 (age 70½ for Plan Years prior to January 1, 2020) or (ii) the date the Participant retires; provided, however, that clause (ii) shall not apply to a Participant who is a five percent owner, as defined in Code Section 416(i), with respect to the Plan Year ending with or within the calendar year in which the Participant attains age 72 (age 70½ for Plan Years prior to January 1, 2020). The Required Beginning Date of a Participant who is a five percent owner hereunder shall not be redetermined if the Participant ceases to be a five percent owner with respect to any subsequent Plan Year.
(oo)	A Participant's "Service" means his period of service for purposes of determining his eligibility for a benefit under the Plan, as computed in accordance with the provisions of Article III.
(pp)	A "Service Computation Period" means the 12-month period used for determining an Employee's years of Service and years of Credited Service.

The Service Computation Period for determining an Employee's years of Service and years of Credited Service is the Plan Year.

Effective January 1, 2005, notwithstanding the foregoing, solely for purposes of determining the eligibility of Project Employees, the initial Service Computation Period shall be the twelve (12) consecutive month period commencing with the Employee’s employment commencement date. The eligibility computation period for each such Employee shall shift to the Plan Year which includes the anniversary date of the Employee’s employment commencement date without regard to whether the Employee is entitled to be credited with one thousand (1,000) Hours of Service during the period, provided that an Employee who is credited with one thousand (1,000) Hours of Service in both the initial eligibility computation period and the Plan Year which includes the first anniversary of the Employee’s employment commencement date shall be credited with two (2) years of eligibility service.

(qq)	A "Service Credit" means the amount credited to the Cash Balance Account of any Cash Balance Participant who accrues Credited Service for the Plan Year, determined as provided in Section 5.8 of the Plan.
(rr)	A Grandfathered Participant's "Social Security Benefit" means the amount that would be payable to the Grandfathered Participant at Social Security normal retirement age as a monthly old age benefit for the Grandfathered Participant under the Federal Social Security Act (exclusive of benefits for the Grandfathered Participant's relatives or dependents), whether or not payment is actually made because such amount is delayed, suspended, or forfeited because of failure to apply, other work, or any other reason. For purposes of determining a Grandfathered Participant's Social Security Benefit, the Grandfathered Participant's salary history shall be estimated applying a salary scale, projected backwards, to the Grandfathered Participant's earnings at termination of employment, retirement, or, if the Grandfathered Participant continues employment after his Normal Retirement Date, Normal Retirement Date, as applicable, unless the Grandfathered Participant provides the Administrator with his actual earnings history within a reasonable period of time following notification of his right to provide such history and the consequences of failing to do so. If the Grandfathered Participant provides his actual earnings history, such history shall be used for the years for which it is supplied and the projection shall be used for all years for which the history is not supplied. The salary scale used for projecting earnings shall be the actual change in average wages from year to year, as determined by the Social Security Administration. Within a reasonable period of time before a Grandfathered Participant's Annuity Starting Date, the Administrator shall notify the Grandfathered Participant of his right to provide his actual earnings history and the consequences of doing so or failing to do so.
(ss)	The "Sponsor" means Weingarten Realty Investors, and any successor thereto.
(tt)	A Participant's "Spouse" means the person who is the Participant's lawful spouse. A Spouse may be an individual of the same sex if the individual and the Participant were lawfully married under state law, regardless of where the couple subsequently is domiciled.
1.2	Construction

Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms. Wherever used herein, the masculine pronoun shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

ARTICLE II
HOURS OF SERVICE.
2.1	Crediting of Hours of Service

An Employee shall be credited with an Hour of Service under the Plan for:

(a)	Each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer as an Employee; provided, however, that hours paid for at a premium rate shall be treated as straight-time hours.
(b)	Each hour for which he is paid, or entitled to payment, by an Employer on account of a period of time during which no duties as an Employee are performed (irrespective of whether he remains an Employee) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence, up to a maximum of eight hours per day and 40 hours per week; provided, however, that no more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single Service Computation Period); provided, further, that no Hours of Service shall be credited for payment which is made or due under a program maintained solely for the purpose of complying with applicable Workers' Compensation, unemployment compensation, or disability insurance laws; and provided, further, that no Hours of Service shall be credited to an Employee for payment which is made or due solely as reimbursement for medical or medically related expenses incurred by him.
(c)	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer; provided, however, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods of employment or absence from employment described in any other paragraph of this Section shall be subject to the limitations set forth therein and, if applicable, in Section 2.4.
(d)	With respect only to an Employee who is a Grandfathered Participant, each hour for which he would have been scheduled to work for an Employer during the period of time he is absent from work because of Disability, determined based on the work schedule in effect for such Employee immediately prior to the date he became Disabled; provided, however, that Hours of Service shall be credited hereunder only until the earlier of the Employee's Annuity Starting Date or his Normal Retirement Date.
(e)	Each hour for which he would have been scheduled to work for an Employer during the period of time that he is absent from work because of service with the armed forces of the United States, up to a maximum of eight hours per day and 40 hours per week, but only if he is eligible for reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 and he returns to work with an Employer within the period during which he retains such reemployment rights.

(f)	Solely for purposes of determining whether he has incurred a Break in Service, each hour for which he would have been scheduled to work for an Employer during the period of time that he is absent from work because of the birth of a child, pregnancy, the adoption of a child, or the caring for a child for the period beginning following the birth or adoption of such child, up to a maximum of eight hours per day and 40 hours per week so that, when added to Hours of Service credited under any other paragraph of this Section, he shall be credited with not fewer than 501 total Hours of Service under the Plan for the Service Computation Period in which his absence commenced or the immediately following Service Computation Period; provided, however, that he shall be credited with Hours of Service under this paragraph for the Service Computation Period in which his absence from employment commenced only if necessary to prevent a Break in Service; and provided, further, that he shall be credited with Hours of Service under this paragraph for the Service Computation Period immediately following the Service Computation Period in which his absence from employment commenced only if he is not credited with Hours of Service under this paragraph for the Service Computation Period in which his absence from employment commenced.
(g)	Solely for purposes of determining whether he has incurred a Break in Service, each hour for which he would be scheduled to work for an Employer during the period of time that he is absent from work on an approved leave of absence pursuant to the Family and Medical Leave Act of 1993; provided, however, that Hours of Service shall not be credited to an Employee under this paragraph if the Employee fails to return to employment with an Employer following such leave.

Notwithstanding anything to the contrary contained in this Section, no more than one Hour of Service shall be credited to an Employee for any one hour of his employment or absence from employment.

2.2	Hours of Service Equivalencies

Notwithstanding any other provision of the Plan to the contrary, an Employer may elect to credit Hours of Service to its Employees in accordance with one or more of the following equivalencies, and if an Employer does not maintain records that accurately reflect actual hours of service, such Employer shall credit Hours of Service to its Employee in accordance with one or more of the following equivalencies:

(a)	If the Employer maintains its records on the basis of days worked, an Employee shall be credited with ten Hours of Service for each day on which he performs an Hour of Service.
(b)	If the Employer maintains its records on the basis of weeks worked, an Employee shall be credited with 45 Hours of Service for each week in which he performs an Hour of Service.

(c)	If the Employer maintains its records on the basis of semi-monthly payroll periods, an Employee shall be credited with 95 Hours of Service for each semi-monthly payroll period in which he performs an Hour of Service.
(d)	If the Employer maintains its records on the basis of months worked, an Employee shall be credited with 190 Hours of Service for each month in which he performs an Hour of Service.
2.3	Determination of Non-Duty Hours of Service

In the case of a payment which is made or due from an Employer on account of a period during which an Employee performs no duties, and which results in the crediting of Hours of Service, or in the case of an award or agreement for back pay, to the extent that such award or agreement is made with respect to a period during which an Employee performs no duties, the number of Hours of Service to be credited shall be determined as follows:

(a)	In the case of a payment made or due which is calculated on the basis of units of time, such as hours, days, weeks, or months, the number of Hours of Service to be credited shall be the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated.
(b)	In the case of a payment made or due which is not calculated on the basis of units of time, the number of Hours of Service to be credited shall be equal to the amount of the payment divided by the Employee's most recent hourly rate of compensation immediately prior to the period to which the payment relates.
(c)	Notwithstanding the provisions of paragraphs (a) and (b), no Employee shall be credited on account of a period during which no duties are performed with a number of Hours of Service that is greater than the number of regularly scheduled working hours during such period.
(d)	If an Employee is without a regular work schedule, the number of "regularly scheduled working hours" shall mean the average number of hours worked by Employees in the same job classification during the period to which the payment relates, or if there are no other Employees in the same job classification, the average number of hours worked by the Employee during an equivalent, representative period.

For the purpose of crediting Hours of Service for a period during which an Employee performs no duties, a payment shall be deemed to be made by or due from an Employer (i) regardless of whether such payment is made by or due from an Employer directly, or indirectly through (among others) a trust fund or insurer to which the Employer contributes or pays premiums, and (ii) regardless of whether contributions made or due to such trust fund insurer, or other entity are for the benefit of particular persons or are on behalf of a group of persons in the aggregate.

2.4	Allocation of Hours of Service to Service Computation Periods

Hours of Service credited under Section 2.1 shall be allocated to the appropriate Service Computation Period as follows:

(a)	Hours of Service described in paragraph (a) of Section 2.1 shall be allocated to the Service Computation Period in which the duties are performed.
(b)	Hours of Service credited to an Employee for a period during which an Employee performs no duties shall be allocated as follows:
(1)Hours of Service credited to an Employee on account of a payment which is calculated on the basis of units of time, such as hours, days, weeks, or months, shall be allocated to the Service Computation Period or Periods in which the period during which no duties are performed occurs, beginning with the first unit of time to which the payment relates.
(2)Hours of Service credited to an Employee on account of a payment which is not calculated on the basis of units of time shall be allocated to the Service Computation Period or Periods in which the period during which no duties are performed occurs, or, if such period extends beyond one Service Computation Period, such Hours of Service shall be allocated equally between the first two such Service Computation Periods.
(3)Hours of Service credited to an Employee for a period of absence during which the Employee performs no duties and for which no payment is due from his Employer shall be allocated to the Service Computation Period or Periods during which such absence occurred.
(4)Hours of Service credited to an Employee because of an award or agreement for back pay shall be allocated to the Service Computation Period or Periods to which the award or agreement for back pay pertains, rather than to the Service Computation Period in which the award, agreement, or payment is made.
2.5	Department of Labor Rules

The rules set forth in paragraphs (b) and (c) of Department of Labor Regulation Section 2530.200b-2, which relate to determining Hours of Service attributable to reasons other than the performance of duties and crediting Hours of Service to Service Computation Periods, are hereby incorporated into the Plan by reference.

ARTICLE III
SERVICE & CREDITED SERVICE
3.1	Service and Credited Service Prior to January 1, 2002

Each person who is an Employee on or after April 1, 2002, shall be credited with Service and Credited Service for purposes of the Plan for periods prior to January 1, 2002 equal to the Service and Credited Service with which he had been credited in accordance with the Plan provisions in effect immediately prior to such date.

3.2	Service and Credited Service On or After January 1, 2002

Each person who is an Employee on or after April 1, 2002, shall be credited with Service and Credited Service with respect to periods of employment on or after January 1, 2002, for purposes of the Plan as follows:

(a)	He shall be credited with a year of Service for each Service Computation Period for which he is credited with at least 1,000 Hours of Service.
(b)	Subject to any limitations set forth in Article V, he shall be credited with a year of Credited Service for each Service Computation Period for which he is credited with at least 2080 Hours of Service; provided, however, that he shall be credited with a partial year of Credited Service in the ratio that his Hours of Service for the Service Computation Period bears to 2080.
(c)	Notwithstanding the foregoing, no Credited Service shall be credited to an Employee for the following periods:
(1)periods before his attainment of age 21.
(2)the Freeze Period, unless the Employee was an active Employee on April 1, 2002.
3.3	Transfers

Notwithstanding the foregoing, Service and Credited Service credited to a person shall be subject to the following:

(a)	Any person who transfers or retransfers to employment with an Employer as an Employee directly from other employment (i) with an Employer in a capacity other than as an Employee or (ii) with any other Affiliated Company, shall be credited with Service, but not Credited Service, for such other employment as if such other employment were employment with an Employer as an Employee.
(b)	Any person who transfers from employment with an Employer as an Employee directly to other employment (i) with an Employer in a capacity other than as an Employee or (ii) with any other Affiliated Company, shall be deemed by such transfer not to lose his Service or Credited Service, and shall be deemed not to retire or otherwise terminate his employment as an Employee until such time as he is no longer in the employment of an Employer or any other Affiliated Company, at which time he shall become entitled to benefits if he is otherwise eligible therefore under the provisions of the Plan; provided, however, that up to such time he shall receive credit only for Service, but not for Credited Service, for such other employment as if such other employment were employment with an Employer as an Employee.
3.4	Retirement or Termination and Reemployment

If an Employee retires or otherwise terminates employment with the Employers and all Affiliated Companies, his eligibility for and the amount of any benefit to which he may be entitled under the Plan shall be determined based upon the Service and Credited Service with which he is credited at the time of such retirement or other termination of employment. If such retired or former Employee is reemployed by an Employer or any Affiliated Company, the Service and Credited Service with which he was credited at the time of such prior retirement or other termination of employment shall be aggregated with the Service and Credited Service with which he is credited following his reemployment for purposes of determining his eligibility for and the amount of any benefit to which he may be entitled under the Plan upon his subsequent retirement or other termination of employment if:

(a)	he was eligible for any retirement benefit at the time of his previous retirement or other termination of employment; or
(b)	he terminated his employment before satisfying the conditions of eligibility for any retirement benefit under the Plan and either (i) the aggregate number of his years of Service (not including any years of Service not required to be aggregated because of previous Breaks in Service) is greater than the number of his consecutive one-year Breaks in Service or (ii) the number of his consecutive one-year Breaks in Service is less than five.

Notwithstanding any other provision of this Section, if a retired or former Employee returns to employment in a capacity other than as an Employee, his period of employment shall be treated for the purposes of the Plan solely in accordance with the transfer provisions of this Article III.

3.5	Finality of Determinations

All determinations with respect to the crediting of Service and Credited Service under the Plan shall be made on the basis of the records of the Employers, and all determinations so made shall be final and conclusive upon Employees, former Employees, and all other persons claiming a benefit interest under the Plan. Notwithstanding anything to the contrary contained in this Article, there shall be no duplication of Service and Credited Service.

ARTICLE IV
ELIGIBILITY FOR PARTICIPATION
4.1	Participation

Effective January 1, 2005, each person other than a Project Employee shall become an Active Participant as of the Entry Date coinciding with or immediately following the date he becomes an Employee. With respect to Project Employees, any Project Employee who is credited with at least 1,000 Hours of Service in his initial Service Computation Period (or in any subsequent Service Computation Period) shall become a Participant on the first day of the month occurring on or following the completion of such requirement in such Computation Period. Active Participants immediately prior to January 1, 2020, shall continue Active Participation uninterrupted as of January 1, 2020.

4.2	Termination of Participation

A Participant shall remain an Active Participant as long as he continues in employment as an Employee. A person shall remain a Participant as long as he retains an Accrued Benefit under the Plan.

4.3	Participation Upon Reemployment

If a former Employee who was a Participant hereunder is reemployed as an Employee, he shall again become an Active Participant hereunder as of his reemployment date. If a former Employee who was not a Participant hereunder is reemployed as an Employee, he shall become an Active Participant hereunder as of the later of (a) the Entry Date as of which he would have become an Active Participant if he had continued employment as an Employee or (b) his reemployment date.

4.4	Finality of Determinations

All determinations with respect to the eligibility of an Employee to become a Participant under the Plan shall be made on the basis of the records of the Employers, and all determinations so made shall be final and conclusive for all Plan purposes. Each Employee who becomes a Participant shall be entitled to the benefits, and be bound by all the terms, provisions, and conditions of the Plan and the Funding Agreement.

ARTICLE V
NORMAL RETIREMENT
5.1	Eligibility

Each Participant who retires from employment with his Employer and all Affiliated Companies on his Normal Retirement Date shall be eligible for a normal retirement benefit. In addition, a Participant who continues in employment with his Employer or an Affiliated Company after his Normal Retirement Date shall be eligible for a normal retirement benefit commencing on his Normal Retirement Date.

5.2	Regular Benefit Amount
(a)	For periods on and after the Effective Date and prior to October 1, 2003, an eligible Grandfathered Participant's monthly normal retirement benefit shall be equal to 1/12th of the following:
(1)1.50 percent of the Grandfathered Participant's Average Annual Earnings multiplied by his number of years of "adjusted Credited Service" at retirement not in excess of 40 years; minus
(2)1.50 percent of the Grandfathered Participant's Social Security Benefit multiplied by his number of years of "adjusted Credited Service" at retirement not in excess of 33.3 years (excluding any years of Credited Service credited to the Participant prior to July 1, 1976).

For periods on and after October 1, 2003, an eligible Grandfathered Participant's monthly normal retirement benefit shall be equal to 1/12th of the following:

(3)1.50 percent of the Grandfathered Participant's Average Annual Earnings multiplied by his number of years of "adjusted Credited Service" at retirement; minus
(4)1.50 percent of the Grandfathered Participant's Social Security Benefit multiplied by his number of years of "adjusted Credited Service" at retirement not in excess of 33.3 years (excluding any years of Credited Service credited to the Participant prior to July 1, 1976).

A Grandfathered Participant's "adjusted Credited Service" means the following:

(5)for a Grandfathered Participant who is eligible for a normal retirement benefit, his actual years of Credited Service.
(6)for a Grandfathered Participant who is not eligible for a normal retirement benefit, his actual years of Credited Service plus the additional years of Credited Service the Grandfathered Participant would have at Normal

Retirement Date if he continued in employment as an Employee to Normal Retirement Date.

In calculating the retirement benefit of a Grandfathered Participant whose employment as an Employee has not continued to Normal Retirement Date, the amount determined under paragraph (1) and (2) above shall be separately multiplied by a fraction, not to exceed one, the numerator of which is the Grandfathered Participant's actual years of Credited Service and the denominator of which is the number of years of Credited Service the Grandfathered Participant would have at Normal Retirement Date if he continued employment as an Employee to Normal Retirement Date, excluding years of Credited Service in excess of the limit specified in paragraph (1) or (2), as applicable, and excluding for purposes of paragraph (2), years of Credited Service credited to the Participant prior to July 1, 1976.

In no event will a reduction in a Grandfathered Participant's Average Annual Earnings or an increase in his Social Security Benefit reduce the normal retirement benefit payable to him below the amount that would have been payable to him under the same form of payment had he retired prior to his Normal Retirement Date when eligible for an early retirement benefit.

(b)	An eligible Cash Balance Participant's normal retirement benefit shall be equal 1/12th of the greater of (1) or (2) below, subject to (3) below:
(1)the annual Participant's Frozen Accrued Benefit, as described in Section 1.1(x); or
(2)the annual amount of normal retirement benefit payable to the Participant commencing on his Normal Retirement Date (or his Annuity Starting Date, if later) that is the Actuarial Equivalent of his Cash Balance Account.
(3)In all events, the Participant’s Cash Balance Account benefit as of the Participant’s Annuity Starting Date shall not be less than the sum of all Service Credits credited to the Participant as of that date. If a Participant has more than one Annuity Starting Date, the sum of all Service Credits is compared to the sum of the following: (i) the Participant’s benefit as of the current Annuity Starting Date; (ii) the amount of the reduction to the Participant’s benefit under this Section 5.2(b) that is attributable to any prior Cash Balance Account distribution to the Participant; and (iii) the amount that was treated as included in the benefit as a result of the application of this rule to the Participant as of any prior Annuity Starting Date. If the sum of all Service Credits as of the current Annuity Starting Date exceeds the sum of items (i)—(iii) in the preceding sentence, then the Cash Balance Account benefit to be distributed at the current Annuity Starting Date must be increased by an amount equal to the excess.

5.3	Minimum Benefit Amount

Notwithstanding any other provision of the Plan to the contrary, in no event will the monthly normal retirement benefit payable to a Grandfathered Participant be less than 1/12th of the product of:

(a)	two percent of his average annual Earnings during his five consecutive highest paid years of Service multiplied by
(b)	his years of Credited Service at retirement not in excess of ten years.
5.4	401(a)(l7) Fresh Start Adjustments

The monthly normal retirement benefit of a Grandfathered Participant whose Earnings exceeded the $200,000 or $150,000 Earnings limitations described in Article I for Earnings Computation Periods ending before the Earnings Computation Periods in which the limitations were effective shall be the greatest of (a), (b), (c) or (d) below:

(a)	the Grandfathered Participant's Accrued Benefit determined as of the end of the 1988 Earnings Computation Period, using the Plan formula in effect on that date (without regard to any amendments made after that date), as if the Grandfathered Participant terminated employment on that date;
(b)	the Grandfathered Participant's Accrued Benefit determined under the Plan formula in effect after the 1993 Earnings Computation Period applying the $150,000 Earnings limitation; or
(c)	the sum of (i) the Grandfathered Participant's Accrued Benefit determined as of the end of the 1993 Earnings Computation Period, using the Plan formula in effect on that date (without regard to any amendments made after that date), as if the Grandfathered Participant terminated employment on that date; plus (ii) the Grandfathered Participant's Accrued Benefit under the Plan formula as amended to comply with the $150,000 Earnings limitation, taking into account only the Grandfathered Participant's years of Credited Service for Earnings Computation Periods beginning on or after January 1, 1994; or
(d)	the Grandfathered Participant's Accrued Benefit determined under the Plan formula in effect on December 31, 2001, applying the $200,000 Earnings limitation.
5.5	Delayed Retirement

Subject to the required minimum distribution requirements of Code Section 401(a)(9) and Appendix A hereof, a Participant may elect to defer benefit commencement beyond Normal Retirement Date.

For a Grandfathered Participant, at the Participant’s actual retirement date, the Participant’s late retirement benefit shall be equal to the greater of (i) the Actuarial Equivalent of the Participant’s

Accrued Benefit at the Participant’s Normal Retirement Date, or (ii) the Participant’s Accrued Benefit as of the actual date of retirement.

For a Cash Balance Participant, at the Participant’s actual retirement date, the Participant’s late retirement benefit shall be equal to the greater of the amount described in (i) or (ii) below:

(i)	The Actuarial Equivalent of the Participant’s normal retirement benefit as determined under Section 5.2(b)(1) at the Participant’s Normal Retirement Date; or
(ii)

The greater of (a) or (b), as follows: (a) the Actuarial Equivalent of the monthly retirement benefit payable in a single life annuity at the Participant’s Normal Retirement Date; or (b) the monthly retirement benefit payable in a single life annuity that is the Actuarial Equivalent of the Participant’s Cash Balance Account at the Participant’s actual retirement date.

5.6	Opening Balance

The Opening Balance of a Cash Balance Participant who was an Active Participant in the Plan on January 1, 2002 and was an active Employee on April 1, 2002 is the Actuarially Equivalent present value of his Frozen Accrued Benefit determined as of January 1, 2002. For purposes of determining such present value, the following factors shall be used: (a) the 1983 Group Annuity Mortality Table adjusted for 50 percent male content and 50 percent female content and (b) an interest rate of six percent and the calculation shall be based on a deferred annuity payable at Normal Retirement Date.

The Opening Balance of any other Cash Balance Participant is zero.

5.7	Interest Credits

On the last day of each Plan Year beginning on or after January 1, 2002, an Interest Credit shall be credited to the Cash Balance Account of a Participant whose Annuity Starting Date has not occurred. The Interest Credit rate shall be equal to the annual rate of interest on ten-year U.S. Treasury Bill Constant Maturities in effect for the third calendar month immediately preceding the Plan Year; provided, however, that if such rate is less than 2.05 percent, the rate used hereunder shall be 2.05 percent. Effective on and after January 1, 2011, the Interest Credit rate shall be a 4.5 percent annual rate; provided, however, that the value of a Participant’s Cash Balance Account as of any date after December 31, 2010 shall not be less than the value of the Participant’s Cash Balance Account as of December 31, 2010, credited as provided in this Section 5.7 with an Interest Credit Rate equal to the annual rate of interest on ten-year U.S. Treasury Bill Constant Maturities, but no less than 2.05 percent, excluding any Service Credits credited to such Account after December 31, 2010. An Interest Credit of less than zero shall in no event result in the Cash Balance Account being less than the aggregate amount of Service Credits credited to the Account. The Interest Credit shall be based on the value of a Participant's Cash Balance Account on the first day of the Plan Year. The Interest Credit for the Plan Year in which a Participant's Annuity Starting Date occurs shall be credited to the Participant's Cash Balance Account as of the last day of the calendar month preceding the month in which the Participant's Annuity Starting Date occurs and shall accrue only through such day. No further Interest Credits shall be credited to a Participant's Cash Balance Account following his Annuity Starting Date.

The Interest Credit on a Cash Balance Participant's Cash Balance Account for the 2002 Plan Year shall be based on the Participant's Opening Balance and interest on that balance for the full calendar year, including the Freeze Period.

Special Rule Relating To Termination of the Plan.  Effective January 1, 2008, upon the termination of the Plan:

(a)	If an interest credit rate (or an equivalent amount) under the Plan is a variable rate, then for such rate, the rate of interest used to determine accrued benefits under the Plan shall be equal to the average of the rates of interest used under the Plan during the 5-year period ending on the termination date; and
(b)	The interest rate and mortality table used to determine the amount of any benefit under the Plan payable in the form of an annuity payable at normal retirement age shall be the rate and table specified under the Plan for such purpose as of the termination date, except that if such interest rate is a variable rate, the interest rate shall be determined under the rules of subclause (a).
5.8	Service Credits

For each Plan Year beginning on or after January 1, 2002, a Service Credit shall be credited to the Cash Balance Account of any Cash Balance Participant who is an Active Participant at any time during such Plan Year. The amount of such Service Credit shall be a percentage of the Cash Balance Participant's Earnings for the Plan Year determined from the following chart based on the Cash Balance Participant's years of Credited Service on the last day of the immediately preceding Plan Year:

Years of Credited Service	Percentage of Earnings
0 through 9.99	3%
10 through 19.99	4%
20 or more	5%

ARTICLE VI
EARLY RETIREMENT
6.1	Eligibility

Each Participant who retires from employment with his Employer and all Affiliated Companies at or after age 55, but prior to his Normal Retirement Date and who has at least 15 years of Service and who is not eligible for a disability retirement benefit under the provisions of Article VIII shall be eligible for an early retirement benefit.

6.2	Amount

An eligible Grandfathered Participant's monthly early retirement benefit shall be equal to his Accrued Benefit on the date of his early retirement; provided, however, that the amount of such benefit shall be reduced by 1/15th for each of the first five years and 1/30th for each of the next five years by which his Annuity Starting Date precedes his Normal Retirement Date.

An eligible Cash Balance Participant's monthly early retirement benefit shall be equal to the greater of (1) his monthly Frozen Accrued Benefit reduced by 1/15th for each of the first five years and 1/30th for each of the next five years and reduced actuarially for each additional month by which his Annuity Starting Date precedes his Normal Retirement Date or (2) the monthly retirement benefit payable as of his Annuity Starting Date in a single life annuity, as described in Section 9.1(a), that is the Actuarial Equivalent of his Cash Balance Account.

6.3	Payment

A monthly early retirement benefit shall be paid to an eligible Participant commencing as of the first day of the month following the later of the month in which he retires or the month in which be makes written application for the benefit, but not later than his Normal Retirement Date.

ARTICLE VII
VESTED RIGHTS
7.1	Vesting
(a)	A Grandfathered Participant's vested interest in his Accrued Benefit shall be at all times 100 percent.
(b)	A Cash Balance Participant's vested interest in his Accrued Benefit shall be determined in accordance with one of the following schedules, whichever is applicable, based upon the number of full years of Service credited to him.
(1)Vesting Schedule applicable to a Cash Balance Participant whose vested interest in his Accrued Benefit was at least 20 percent as of December 31, 2001:
Years of Service	Vested Interest
less than 2	0%
2, but less than 3	20%
3, but less than 4	40%
4, but less than 5	60%
5 or more	100%

(2)Vesting Schedule applicable to a Cash Balance Participant who did not have a vested interest in his Accrued Benefit as of December 31, 2001:
Years of Service	Vested Interest
less than 5	0%
5 or more	100%

(3)Vesting Schedule applicable to a Cash Balance Participant, effective January 1, 2008:
Years of Service	Vested Interest
less than 3	0%
3 or more	100%

Notwithstanding any other provision of the Plan to the contrary, a Cash Balance Participant's vested interest in his Accrued Benefit shall be 100 percent if he is employed by an Employer or an Affiliated Company on his Normal Retirement Date, regardless of whether he has completed the number of years of Service required under the above schedule for 100 percent vesting.

7.2	Eligibility for Deferred Vested Retirement Benefit

Each Participant who terminates employment with his Employer and all Affiliated Companies, who has a vested interest in his Accrued Benefit, and who is not eligible for a normal, early, or disability retirement benefit under the Plan shall be eligible for a deferred vested retirement benefit.

7.3	Amount of Deferred Vested Retirement Benefit

An eligible Grandfathered Participant's monthly deferred vested retirement benefit shall be equal to his vested Accrued Benefit on the date of his termination of employment; provided, however, that if the Participant is eligible to elect to begin benefit payments before his Normal Retirement Date as provided in Section 7.4, the amount of such benefit shall be reduced for early commencement in the same way as provided in Section 6.2 with respect to an early retirement benefit.

An eligible Cash Balance Participant's monthly deferred vested retirement benefit shall be equal to the greater of (1) his monthly Frozen Accrued Benefit reduced by 1/15th for each of the first five years and 1/30th for each of the next five years and reduced actuarially for each additional month by which his Annuity Starting Date precedes his Normal Retirement Date or (2) the monthly retirement benefit payable as of his Annuity Starting Date in a single life annuity, as described in Section 9.1(a), that is the Actuarial Equivalent of his Cash Balance Account.

7.4	Payment

A monthly deferred vested retirement benefit shall be payable to an eligible participant commencing as of his Normal Retirement Date; provided, however, that a Participant who has 15 years of Service may elect to begin benefit payments as of the first day of any month following the month in which he attains age 55.

7.5	Immediate Commencement Option for Small Benefits

Effective with respect to distributions occurring on and after June 1, 2020, notwithstanding any other provision of the Plan to the contrary, if the Actuarially Equivalent present value of a Participant’s Accrued Benefit exceeds $1,000 but is not greater than $5,000, the Participant may elect to begin benefit payments as soon as reasonably practicable following his termination of employment in one single lump sum payment and consent of the Participant’s Spouse to such distribution shall not be required; in such a case, the annuity forms of distribution described in Sections 9.1 and 9.2 shall not be available. If the Participant’s Accrued Benefit exceeds $5,000 but is not greater than $50,000, the Participant may elect to begin benefit payments as soon as reasonably practicable following his termination of employment in the normal form of payment provided in Section 9.1. A married Participant may waive the normal 50 percent Qualified Joint and Survivor Annuity described in paragraph (b) or (c), as applicable, of Section 9.1 and elect the single life annuity described in paragraph (a) of Section 9.1. In lieu of receiving payment in one of the normal forms, a Participant may elect to receive a single sum payment of the full Actuarially Equivalent present value of his Accrued Benefit. A Participant's election of a form of payment hereunder other than the normal form applicable to him shall be subject to the requirements of Sections 9.4, 9.5, and 9.6. Effective with respect to distributions occurring on and after January 1, 2008, and prior to June 1, 2020, such an election may be made if the Actuarially Equivalent present value of a Participant's Accrued Benefit is greater than $1,000, but not greater than $50,000. Effective with respect to distributions occurring on and after the Effective Date and prior to January 1, 2008, such an election may be made if the Actuarially Equivalent present value of the Participant's Accrued Benefit is greater than $5,000, but not greater than $50,000.

7.6	Election of Former Vesting Schedule

In the event the Sponsor adopts an amendment to the Plan that changes the vesting schedule under the Plan, including any amendment which directly or indirectly affects the computation of the nonforfeitable interest of Participants' rights to Accrued Benefits, any Participant with three or more years of Service shall have a right to have his nonforfeitable interest in his Accrued Benefit continue to be determined under the vesting schedule in effect prior to such amendment rather than under the new vesting schedule, unless the nonforfeitable interest of such Participant in his Accrued Benefit under the Plan, as amended, at any time is not less than such interest determined without regard to such amendment. Such Participant shall exercise such right by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of such amendment from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing provisions of this Section, the vested interest of each Participant on the effective date of such amendment shall not be less than his vested interest under the Plan as in effect immediately prior to the effective date thereof.

ARTICLE VIII
DISABILITY RETIREMENT BENEFIT
8.1	Eligibility

Each Grandfathered Participant who retires from employment with his Employer and all Affiliated Companies prior to his Normal Retirement Date due to Disability shall be eligible for a disability retirement benefit.

8.2	Amount

An eligible Grandfathered Participant's monthly disability retirement benefit shall be equal to his Accrued Benefit determined as of his Annuity Starting Date; provided, however, that if the Grandfathered Participant is eligible to elect to begin benefit payments before his Normal Retirement Date the amount of such benefit shall be reduced for early commencement in the same way as provided in Section 6.2 with respect to an early retirement benefit.

8.3	Special Rules for Calculating Disability Retirement Benefit

A Disabled Grandfathered Participant shall be credited with Service and Credited Service while he is Disabled based on his Hours of Service credited in accordance with the provisions of Section 2.1(d). Such Grandfathered Participant's Average Annual Earnings shall be determined assuming Earnings continued while he is Disabled as provided in Section 1.1(h). A Disabled Grandfathered Participant's Accrued Benefit shall be determined under the provisions of the Plan in effect on the date the Disabled Grandfathered Participant ceases to be credited with Hours of Service under Section 2.1.

8.4	Payment

A monthly disability retirement benefit shall be paid to an eligible Grandfathered Participant commencing as of his Normal Retirement Date; provided, however, that a Grandfathered Participant who has 15 years of Service may elect to begin benefit payments as of the first day of any month following the month in which he attains age 55.

ARTICLE IX
FORMS OF PAYMENT
9.1	Normal Form of Payment

A Participant who is eligible to receive any retirement benefit under Section 5.1, 5.5, 6.1, 7.2, or 8.1 of the Plan shall receive payment of such benefits in accordance with one of the following normal forms of payment:

(a)	A Participant who is not married on his Annuity Starting Date shall receive such benefit in the form of a single life annuity. Such Participant shall receive a monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs.
(b)	A Participant who is married on his Annuity Starting Date and who is either (1) a Grandfathered Participant whose benefit is determined under the regular benefit formula in Section 5.2 or (2) a Cash Balance Participant whose benefit is based on his Frozen Accrued Benefit and such Frozen Accrued Benefit was determined under the regular benefit amount described in Section 5.2 of the Plan as in effect on December 31, 2001, shall receive such benefit in the form of a subsidized 50 percent Qualified Joint and Survivor Annuity. Such Participant shall receive an unreduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant's Spouse survives him, then commencing with the month following the month in which the Participant's death occurs, his Spouse shall receive a monthly benefit for his or her remaining lifetime equal to one-half of the amount payable during the Participant's lifetime, the last payment being for the month in which the Spouse's death occurs. Notwithstanding the foregoing, if the Participant's Spouse is more than five years younger than the Participant, the monthly amount payable to the surviving Spouse following the death of the Participant shall be reduced so that it is the Actuarial Equivalent of the benefit payable to a Spouse who is exactly five years younger than the Participant.
(c)	A Participant who is married on his Annuity Starting Date and who is either (1) a Grandfathered Participant whose benefit is determined under the minimum benefit amount described in Section 5.3 of the Plan, or (2) is a Cash Balance Participant whose benefit is either (i) based on his Cash Balance Account or (ii) based on his Frozen Accrued Benefit and such Frozen Accrued Benefit was determined under the minimum benefit amount described in Section 5.3 of the Plan as in effect on December 31, 2001, shall receive such benefit in the form of a non-subsidized 50 percent Qualified Joint and Survivor Annuity. Such Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participants Spouse survives him, then commencing with the month following the month in which the Participant's death occurs, his Spouse shall receive a monthly benefit for his or her remaining lifetime equal to one-half of the reduced amount payable during the

Participant's lifetime, the last payment being for the month in which the Spouse's death occurs.

The reduced monthly payments to be made to the Participant under this paragraph shall be in an amount which, on the date of commencement thereof, is the Actuarial Equivalent of the monthly benefit otherwise payable to the Participant under the form of payment described in paragraph (a).

To receive a benefit under the Qualified Joint and Survivor Annuity form of payment described in paragraph (b) or (c) above, a Participant's Spouse must be the same Spouse to whom the Participant was married on his Annuity Starting Date. Once a Participant's Annuity Starting Date occurs and retirement benefit payments commence under one of the normal forms of payment, the form of payment will not change even if the Participant's marital status changes; provided, however, that if the Participant is reemployed by an Employer or an Affiliated Company, any benefits he accrues under the Plan following such reemployment with respect to which a separate Annuity Starting Date occurs shall be payable in the form elected by the Participant as of such separate Annuity Starting Date.

Subject to the requirements of Section 9.6, a Participant may waive the normal form of payment applicable to him and elect to receive payment of his benefit in one of the optional forms of payment provided in Section 9.2.

9.2	Optional Forms of Payment

Within the election period described in Section 9.5, a Participant who is eligible to receive a normal, early, late, deferred vested, or disability retirement benefit may elect to receive payment of such benefit in accordance with any one of the following options. If the Participant is married on his Annuity Starting Date, any such election must satisfy the requirements of Section 9.6.

If the Participant's Beneficiary under an optional form of payment dies prior to the Participant's Annuity Starting Date, the election shall become inoperative and ineffective, and benefit payments, if any, shall be made under the normal form of payment provided in Section 9.1, unless the Participant elects another optional form of payment provided under the Plan prior to his Annuity Starting Date. Once a Participant's Annuity Starting Date occurs, however, the optional form of payment elected by the Participant will not change even if the Participant's marital status changes or his Beneficiary predeceases him; provided, however, that if the Participant is reemployed by an Employer or an Affiliated Company, any benefits he accrues under the Plan following his reemployment with respect to which a separate Annuity Starting Date occurs shall be payable in the form elected by the Participant as of such separate Annuity Starting Date.

The monthly payments made under any optional form of payment hereunder shall be the Actuarial Equivalent of the monthly benefit otherwise payable to the Participant in the single life annuity form described in paragraph (a) or, if the Participant is married and is entitled to the subsidized 50 percent Qualified Joint and Survivor Annuity, paragraph (b) of Section 9.1.

(a)	Single Life Annuity. The Participant shall receive a monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs.
(b)	100% Joint and Survivor Annuity. The Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant's Beneficiary survives him, then commencing with the month following the month in which the Participant's death occurs, his Beneficiary shall receive a monthly benefit for his or her remaining lifetime equal to the reduced amount payable during the Participant's lifetime, the last monthly payment being for the month in which the Beneficiary's death occurs.
(c)	75% Joint and Survivor Annuity. The Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant's Beneficiary survives him, then commencing with the month following the month in which the Participant's death occurs, his Beneficiary shall receive a monthly benefit for his or her remaining lifetime equal to three-quarters of the reduced amount payable during the Participant's lifetime, the last monthly payment being for the month in which the Beneficiary's death occurs.
(d)	50% Joint and Survivor Annuity. The Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant's Beneficiary survives him, then commencing with the month following the month in which the Participant's death occurs, his Beneficiary shall receive a monthly benefit for his or her remaining lifetime equal to one-half of the reduced amount payable during the Participant's lifetime, the last monthly payment being for the month in which the Beneficiary's death occurs.
(e)	Ten-Year Certain and Life Annuity. The Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant's death occurs prior to the end of the ten-year period commencing with his Annuity Starting Date, his Beneficiary shall receive a continued monthly benefit equal to such reduced amount for the remainder of such ten-year period. If the Participant's Beneficiary dies after becoming eligible to receive a benefit hereunder, but prior to the end of the ten-year period, the unpaid monthly benefit shall be paid to the Beneficiary designated by the Participant to receive payment in such event or, if none, in accordance with the provisions of Section 9.3. In lieu of receiving continued monthly payments, a Participant's Beneficiary may elect to receive the Actuarially Equivalent present value of such payments in a single sum.
(f)	Five-Year Certain and Life Annuity. The Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant's death occurs prior to the end of the five-year period commencing with his Annuity Starting Date, his Beneficiary shall receive a continued monthly benefit equal to such reduced amount for the remainder of such five-year period. If the Participant's Beneficiary dies after becoming eligible to receive a benefit hereunder, but prior to the end of the five-year period, the unpaid monthly benefit shall be paid to the Beneficiary designated by the Participant to receive payment in such event or, if none, in accordance with the provisions of Section 9.3. In lieu of receiving continued monthly payments, a Participant's Beneficiary may elect to receive the Actuarially Equivalent present value of such payments in a single sum.
(g)	Single Sum Payment. The Participant may elect to receive a single sum payment in lieu of any other retirement benefit payable under the Plan. Such single sum payment shall be equal to the following;
(1)	For a Grandfathered Participant, the Actuarially Equivalent present value of his vested Accrued Benefit, or late retirement benefit under Section 5.5, if applicable.
(2)	For a Cash Balance Participant, the greater of (i) or (ii) below, subject to (iii) below, as follows:
(i)

the vested balance in the Participant’s Cash Balance Account plus, if the Participant has passed his Normal Retirement Date, the Actuarial Equivalent lump sum amount of the excess, if any, of the Participant’s monthly retirement benefit payable as of his Annuity Starting Date in a single life annuity, determined under Section 5.5 less the monthly retirement benefit payable as of his Annuity Starting Date in a single life annuity that is the Actuarial Equivalent of his Cash Balance Account; or

(ii)	the Actuarially Equivalent present value of the Participant’s Frozen Accrued Benefit.
(iii)

This paragraph (iii) is effective with respect to Cash Balance Participants in the Plan as of December 31, 2016. Prior to January 1, 2017, the amount described in paragraph (i) is the greater of the Participant’s vested Cash Balance Account balance or an amount equal to the present value of the Actuarial Equivalent of his Accrued Benefit, with present value determined using the "applicable interest rate" and the "applicable mortality table," as provided under Code Section 417(e) and related guidance. On and after January 1, 2017, if the present value of the Actuarial Equivalent of the Participant’s Accrued Benefit as of December 31, 2016 (with present value determined using the “applicable interest rate” and the “applicable mortality table,” as provided under Code Section 417(e) and related guidance) is greater than the amount described in paragraph (i), the greater amount shall be substituted for the amount described in paragraph (i).

A Participant may only elect this form of payment if the amount of the single sum payment, as determined above, does not exceed $50,000.

Notwithstanding any other provision of the Plan to the contrary, distribution under an optional form of payment shall be made in accordance with Code Section 401(a)(9), Regulations issued thereunder, including the minimum distribution incidental benefit requirement, and the provisions of Addendum A hereto. If a Participant designates a person other than his Spouse as his Beneficiary under an optional form of payment, and if payments under the optional form elected would not meet the minimum distribution incidental benefit requirement, the election shall be ineffective and benefit payments, if any, shall be made under the normal form of payment provided in Section 9.1, unless the Participant elects another optional form of payment provided under the Plan prior to his Annuity Starting Date.

9.3	Designation of Beneficiary and Beneficiary in Absence of Designated Beneficiary

A Participant's Beneficiary may be any individual or, in the case of a Beneficiary to receive payments for the remainder of a period-certain under the form of payment elected by the Participant, any individuals, trust, or estate, selected by the Participant. A Participant's designation of a Beneficiary is subject to the spousal consent requirements of Section 9.6.

If payment is to be made to a Participant's surviving Beneficiary for the remainder of a period certain under the form of payment elected by the Participant and no Beneficiary survives or the Participant has not designated a Beneficiary, the Participant's Beneficiary shall be the Participant's estate. If any payments are to be made to a trust or to the estate of a Participant as Beneficiary hereunder, such payments shall be made in an Actuarially Equivalent single sum payment.

9.4	Notice Regarding Forms of Payment

The Administrator shall provide a Participant with a written description of (i) the terms and conditions of the normal forms of payment provided in Section 9.1, (ii) the optional forms of payment provided in Section 9.2, (iii) the Participant's right to waive the normal form of payment provided in Section 9.1 and to elect an optional form of payment and the effect thereof, (iv) the rights of the Participant's Spouse with respect to the Qualified Joint and Survivor Annuity form of payment, and (v) the Participant's right to revoke a waiver of the normal form of payment or to change his election of an option and the effect thereof. The explanation shall notify the Participant of his right to defer payment of his retirement benefit under the Plan until his Normal Retirement Date, or such later date as may be provided under the Plan. The Administrator shall provide such explanation no fewer than 30 days and no more than 90 days before a Participant's Annuity Starting Date. Effective for distribution notices issued on and after January 1, 2007, such explanation may be provided no fewer than 30 days and no more than 180 days before a Participant’s Annuity Starting Date.

Notices to Participants shall include the relative values of the various optional forms of benefit under the Plan as provided in Treasury Regulation Section 1.417(a)-3. This provision is effective as follows: to qualified pre-retirement survivor annuity explanations provided on or after July 1,

2004; to qualified joint and survivor annuity explanations with respect to any distribution with an annuity starting date that is on or after February 1, 2006; and with respect to any optional form of benefit that is subject to the requirements of Code Section 417(e)(3) if the actuarial present value of that optional form is less than the actuarial present value as determined under Code Section 417(e)(3) on or after October 1, 2004.

Notwithstanding the foregoing, a Participant's Annuity Starting Date may occur fewer than 30 days after receipt of such explanation if the Administrator clearly informs the Participant:

(a)	of his right to consider his form of payment election for a period of at least 30 days following his receipt of the explanation;
(b)	the Participant, after receiving the explanation, affirmatively elects an early Annuity Starting Date, with his Spouse's written consent, if necessary;
(c)	the Participant's Annuity Starting Date occurs after the date the explanation is provided to him;
(d)	the election period described in Section 9.5 does not end until the later of his Annuity Starting Date or the expiration of the seven-day period beginning the day after the date the explanation is provided to him; and
(e)	actual payment of the Participant's retirement benefit does not begin to the Participant before such revocation period ends.
9.5	Election Period

A Participant may waive or revoke a waiver of the normal form of payment provided in Section 9.1 and elect, modify, or change an election of an optional form of payment provided in Section 9.2 by written notice delivered to the Administrator at any time during the election period; provided, however, that no waiver of the normal form of payment and election of an optional form of payment shall be valid unless the Participant has received the written explanation described in Section 9.4. Subject to the provisions of Section 9.4 extending a Participant's election period under certain circumstances, a Participant's "election period" means the 90-day period ending on his Annuity Starting Date. Effective for distribution notices issued on and after January 1, 2007, “election period” means the 180-day period ending on the Participant’s Annuity Starting Date.

The form in which a Participant shall receive payment of his retirement benefit shall be determined upon the later of his Annuity Starting Date or the date his election period ends, based upon any waiver and election in effect on such date. Except as otherwise specifically provided in the Plan, in no event shall the form in which a Participant's retirement benefit is paid be changed on or after such date.

9.6	Spousal Consent Requirements

A married Participant's waiver of the normal Qualified Joint and Survivor Annuity form of payment and his election, modification, or change of an election of an optional form of payment must include the written consent of the Participant's Spouse, if any. A Participant's Spouse shall be deemed to have given written consent to the Participant's waiver and election if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because of any of the following circumstances:

(a)	the Spouse cannot be located,
(b)	the Participant is legally separated or has been abandoned within the meaning of local law, and the Participant has a court order to that effect, or
(c)	other circumstances set forth in Code Section 401(a)(11) and regulations issued thereunder.

Notwithstanding the foregoing, written spousal consent shall not be required if the Participant elects an optional form of payment that is a Qualified Joint and Survivor Annuity.

Any written spousal consent given pursuant to this Section shall acknowledge the effect of the waiver of the Qualified Joint and Survivor Annuity form of payment and of the election of an optional form of payment, shall specify the optional form of payment selected by the Participant and that such form may not be changed (except to a Qualified Joint and Survivor Annuity) without written spousal consent, shall specify any Beneficiary designated by the Participant and that such Beneficiary may not be changed without written spousal consent, and shall be witnessed by a Plan representative or a notary public. Any written consent given or deemed to be given by a Participant's Spouse shall be irrevocable and shall be effective only with respect to such Spouse and not with respect to any subsequent Spouse.

9.7	Death Prior to Annuity Starting Date

Notwithstanding any other provision of the Plan to the contrary, should a Participant die prior to his Annuity Starting Date neither he nor any person claiming under or through him shall be entitled to any retirement benefit under the Plan; and no benefit shall be paid under the Plan with respect to such Participant except any survivor benefit payable under the provisions of Article X.

9.8	Effect of Reemployment on Form of Payment

Notwithstanding any other provision of the Plan, if a former Employee is reemployed, his prior election of a form of payment hereunder shall become ineffective, except to the extent that the Participant's Annuity Starting Date occurred prior to such reemployment and such prior Annuity Starting Date is preserved with respect to a portion or all of the Participant's retirement benefit.

ARTICLE X
SURVIVOR BENEFITS
10.1	Eligibility for Qualified Preretirement Survivor Annuity

If a Participant dies before his Annuity Starting Date, his surviving Spouse shall be eligible for a Qualified Preretirement Survivor Annuity if all of the following requirements are met on the Participant's date of death:

(a)	The Participant has a Spouse as defined in Section 1.1.
(b)	Such Spouse has been married to the Participant throughout the one-year period immediately preceding his date of death.
(c)	The Participant has a vested Accrued Benefit.
10.2	Amount of Qualified Preretirement Survivor Annuity

The monthly amount of the Qualified Preretirement Survivor Annuity payable to a surviving Spouse shall be equal to the survivor benefit that would have been payable to the Spouse if the Participant had:

(a)	separated from service on the earlier of his actual separation from service date or his date of death;
(b)	survived to the date as of which payment of the Qualified Preretirement Survivor Annuity to his surviving Spouse commences;
(c)	elected to commence retirement benefits as of the date described in paragraph (b) above in the form of a 50 percent Qualified Joint and Survivor Annuity, as described in paragraph (b) or (c) of Section 9.1, as applicable; and
(d)	died on his Annuity Starting Date.

Notwithstanding the foregoing, if prior to a Participant's death the Participant elected an optional form of payment in accordance with the provisions of Article IX that is a Qualified Joint and Survivor Annuity, for purposes of determining the amount of the Qualified Preretirement Survivor Annuity, the optional form of payment elected by the Participant shall be substituted for the 50 percent Qualified Joint and Survivor Annuity in paragraph (c) above.

10.3	Enhanced Qualified Preretirement Survivor Annuity

If a Grandfathered Participant dies while employed by an Employer or an Affiliated Company after becoming eligible for a retirement benefit in accordance with the provisions of Section 5.1 or 6.1 or if a Disabled Grandfathered Participant dies, the monthly amount of the Qualified Preretirement Survivor Annuity payable to his surviving Spouse shall be the greater of the amount determined in Section 10.2 or 50 percent of the Grandfathered Participant's Accrued Benefit on his date of death, without reduction for early commencement; provided, however, that if the

Grandfathered Participant's surviving Spouse is more than five years younger than the Participant, the percentage of the Grandfathered Participant's Accrued Benefit payable to the Spouse as a Qualified Preretirement Survivor Annuity hereunder shall be reduced so that the benefit payable to the surviving Spouse is the Actuarial Equivalent of the benefit that would be payable if the Spouse were exactly five years younger than the Grandfathered Participant.

10.4	Payment of Qualified Preretirement Survivor Annuity

Payment of a Qualified Preretirement Survivor Annuity to a Participant's surviving Spouse shall commence as of the first day of the month following the later of (i) the month in which the Participant dies or (ii) the month in which the Participant would have attained earliest retirement age (as defined herein) under the Plan; provided, however, that the surviving Spouse of a Grandfathered Participant who is entitled to the enhanced Qualified Preretirement Survivor Annuity described in Section 10.3 may elect to commence payment as of the first day of the month following the month in which the Grandfathered Participant dies.  Notwithstanding the foregoing, a Participant's surviving Spouse may elect to defer commencement of payment of the Qualified Preretirement Survivor Annuity to a date no later than the Participant's Normal Retirement Date. If a Participant's surviving Spouse dies before the date as of which payment of the Qualified Preretirement Survivor Annuity is to commence to such Spouse, no Qualified Preretirement Survivor Annuity shall be payable hereunder.

Payment of a Qualified Preretirement Survivor Annuity shall continue to a Participant's surviving Spouse for such Spouse's lifetime, the last monthly payment being for the month in which the Spouse's death occurs.

For purposes of this Article, a Participant's “earliest retirement age” means the earliest age at which the Participant could have elected to commence retirement benefits under the Plan if he had survived, but based on his years of Service on his date of death.

10.5	Non-Spouse Survivor Annuity

A Grandfathered Participant, who has a vested Accrued Benefit, and who does not have a Spouse who is entitled to a Qualified Preretirement Survivor Annuity hereunder may designate a non-Spouse Beneficiary to receive a non-Spouse survivor annuity hereunder in the event the Grandfathered Participant dies while employed by an Employer or an Affiliated Company after becoming eligible for a retirement benefit in accordance with the provisions of Section 5.1 or 6.1 or after becoming Disabled. Such non-Spouse Beneficiary shall have the same survivor rights as a surviving Spouse under Sections 10.3 and 10.4; provided, however, that payment of the non-Spouse survivor annuity shall commence to such non-Spouse Beneficiary within one year of the Grandfathered Participant's date of death. Without the consent of his designated non-Spouse Beneficiary, such Grandfathered Participant may revoke or change his designation at any time prior to his Annuity Starting Date. If the Grandfathered Participant's designated non-Spouse Beneficiary should die prior to the commencement of a non-Spouse survivor annuity under this Section, no benefit shall be payable pursuant to the provisions of this Article with respect to the deceased Grandfathered Participant.

ARTICLE XI
GENERAL PROVISIONS & LIMITATIONS REGARDING BENEFITS
11.1	Suspension of Benefits

If a retired or former Employee is reemployed by an Employer or an Affiliated Company prior to his Normal Retirement Date, any benefits payable to such retired or former Employee under the Plan shall be suspended during the period of such reemployment, unless such retired or former Employee is entitled to receive a normal retirement benefit as provided in Section 5.1.

11.2	Non-Alienation of Retirement Rights or Benefits

Except as provided in Code Section 401(a)(13)(B) (relating to qualified domestic relations orders), Code Sections 401(a)(13)(C) and (D) (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Section 1.401(a)-13(b)(2) of the Treasury Regulations (relating to Federal tax levies), or as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have the power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

11.3	Payment of Benefits to Others

If any person to whom a retirement benefit is payable is unable to care for his affairs because of illness or accident, any payment due (unless prior claim therefore shall have been made by a duly qualified guardian or other legal representative) may be paid to the Spouse, parent, brother or sister, or any other individual deemed by the Administrator to be maintaining or responsible for the maintenance of such person. The monthly payment of a retirement benefit to a person for the month in which he dies shall, if not paid to such person prior to his death, be paid to his Spouse, parent, brother, sister, or estate as the Administrator shall determine. Any payment made in accordance with the provisions of this Section shall be a complete discharge of any liability of the Plan with respect to the benefit so paid.

11.4	Payment of Small Benefits; Deemed Cash out

With respect to distributions made on and after March 28, 2005, if the Actuarially Equivalent present value of any retirement benefit payable under Section 5.1, 6.1, 7.2, or 8.1 or any survivor benefit is $1,000 or less, such Actuarially Equivalent present value shall be paid to the Participant, or his Beneficiary, if applicable, in a single sum payment, in lieu of all other benefits under the Plan, as soon as practicable following the date of the Participant's retirement, death, or other termination of employment and he shall cease to be a Participant under the Plan as of the date of such payment. With respect to distributions made on and after the Effective Date but prior to March 28, 2005, the limit in the immediately preceding sentence was $5,000. For distributions made prior to March 22, 1999, the Actuarially Equivalent present value of a benefit shall be deemed to exceed $5,000 if the Actuarially Equivalent present value of the benefit exceeded such amount at the time of any prior distribution.

If a former Participant is reemployed, any retirement benefit to which he may become entitled because of his subsequent retirement or termination of employment shall be reduced to its Actuarial Equivalent to reflect the value of any single sum payment made to him hereunder or under the provisions of Section 7.5 or 9.2.

If the nonforfeitable Accrued Benefit of a Participant is zero, such Participant shall be deemed to have received distribution of his entire vested Accrued Benefit under the Plan, in lieu of all other benefits under the Plan, as of the date of his termination of employment with his Employer and all Affiliated Companies and he shall cease to be a Participant under the Plan as of such date.

A distribution hereunder is deemed to be made because of a Participant's retirement or termination of employment if it is made before the end of the second Plan Year following the Plan Year in which such retirement or termination occurred.

11.5	Direct Rollovers

Notwithstanding any other provision of the Plan to the contrary, in lieu of receiving a single sum payment as provided in Section 9.2 or Section 11.5, a "qualified distributee" may elect in writing, in accordance with rules prescribed by the Sponsor, to have any portion or all of such payment that is an "eligible rollover distribution" paid directly by the Plan to the "eligible retirement plan" designated by the "qualified distributee"; provided, however, that this provision shall not apply if the total distribution is less than $200 and that a "qualified distribute” may not elect this provisions with respect to any partial distribution that is less than $500. Any such payment by the Plan to another "eligible retirement plan" shall be a direct rollover. For purposes of this Section, the following terms have the following meanings:

(a)	Effective for distributions made after December 31, 2001, an "eligible retirement plan" means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a) that accepts rollovers, an annuity contract described in Code Section 403(b), and an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision; provided that any such 403(b) annuity contract or 457 plan agrees to separately account for the rollover. Effective for distributions made after December 31, 2007, an eligible retirement plan includes an individual retirement account described in Code Section 408A (a “Roth IRA”).
(b)	An "eligible rollover distribution" means any distribution of all or any portion of a Participant's Accrued Benefit or a distribution of all or any portion of a survivor benefit under Article X; provided, however, that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments made not less frequently than annually for the life or life expectancy of the qualified distributee or the joint lives or joint life expectancies of the qualified distributee and the qualified distributee's designated beneficiary, or for a specified period of ten years or more; and any distribution to the extent such distribution is required under Code Section 401(a)(9).
(c)	A "qualified distributee" means a Participant, his surviving Spouse, or his Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(P).
(d)	Effective for distributions on and after January 1, 2009, a non-spouse beneficiary who is a designated beneficiary under Section 9.3 shall also be a “qualified distributee” but may elect a rollover only if it is a direct rollover from this Plan to an individual retirement account such beneficiary establishes for the purposes of receiving such distribution. For purposes of this paragraph 11.5(d) only, an indirect rollover, where the distribution is first paid to the beneficiary and subsequently transferred by the beneficiary within sixty (60) days to an individual retirement account, is not permitted.
11.6	Limitations on Commencement

Notwithstanding any other provision of the Plan to the contrary, payment of a Participant's retirement benefit shall commence not later than the earlier of:

(a)	the 60th day after the end of the Plan Year in which occurs the Participant's Normal Retirement Date, the tenth anniversary of the date on which he first became a Participant, or the Participant's retirement or other termination of employment, whichever is latest; or
(b)	his Required Beginning Date.

Distributions required to commence under this Section shall be made in accordance with Code Section 401(a)(9), Regulations issued thereunder, and the provisions of Addendum A hereto.  If payment of a Participant's retirement benefit does not commence until his Required Beginning Date, his Required Beginning Date shall be considered his Annuity Starting Date for all purposes of the Plan.

Subject to the requirements of Code Sections 401(a)(9) and 411(d)(6), no benefit payments shall commence under the Plan until the Participant, or his surviving Spouse, if applicable, makes written application therefore on a form satisfactory to the Administrator. If the amount of a monthly retirement benefit payable to a Participant cannot be determined for any reason (including lack of information as to whether the Participant is still living or his marital status) on the date payment of such benefit is to commence under this Section, payment shall be made retroactively to such date no later than 60 days after the date on which the amount of such monthly retirement benefit can be determined.

ARTICLE XII
MAXIMUM RETIREMENT BENEFITS
12.1	Applicability

The provisions of this Article XII are effective for limitation years ending after December 31, 2001, but with respect only to Participants who have an Hour of Service on or after the first day of the first limitation year ending after December 31, 2001. The provisions of this Article XII shall, in all events, comply with the provisions of Code Section 415 and Treasury Regulations published pursuant to such Code Section on April 5, 2007, the provisions of which are specifically incorporated herein by reference; to the extent any portion of this Article XII conflicts with such Regulations, the provisions of the Regulations shall govern, effective January 1, 2008.

12.2	Definitions

For purposes of this Article, the following terms have the following meanings.

(a)	An "affiliated employer" means any corporation or business, other than an Employer, which would be aggregated with an Employer for a relevant purpose under Code Section 414 as modified by Code Section 415(h).
(b)	A Participant's "annual benefit" means a benefit that is payable annually in the form of a "Straight Life Annuity." Except as provided below, where a benefit is payable in a form other than a "Straight Life Annuity," the benefit shall be adjusted to an actuarially equivalent "Straight Life Annuity" that begins at the same time as such other form of benefit and is payable on the first day of each month, before applying the limitations of this Article. For a Participant who has or will have distributions commencing at more than one Annuity Starting Date, the "Annual Benefit" shall be determined as of each such Annuity Starting Date (and shall satisfy the limitations of this Article as of each such date), actuarially adjusting for past and future distributions of benefits commencing at the other Annuity Starting Dates. For this purpose, the determination of whether a new Annuity Starting Date has occurred shall be made without regard to Regulations Section 1.401(a)-20, Q&A 10(d), and with regard to Regulations Section 1.415(b)1(b)(1)(iii)(B) and (C).

No actuarial adjustment to the benefit shall be made for (a) survivor benefits payable to a surviving spouse under a qualified joint and survivor annuity to the extent such benefits would not be payable if the Participant’s benefit were paid in another form; (b) benefits that are not directly related to retirement benefits (such as a qualified disability benefit, preretirement incidental death benefits, and postretirement medical benefits); or (c) the inclusion in the form of benefit of an automatic benefit increase feature, provided the form of benefit is not subject to Code Section 417(e)(3) and would otherwise satisfy the limitations of this Article, and the Plan provides that the amount payable under the form of benefit in any "Limitation Year" shall not exceed the limits of this Article applicable at the Annuity Starting Date, as increased in subsequent years pursuant to Code Section 415(d). For this purpose, an automatic benefit increase feature is included in a form of benefit if the form of benefit provides for automatic, periodic increases to the benefits paid in that form.

The determination of the "Annual Benefit" shall take into account Social Security supplements described in Code Section 411(a)(9) and benefits transferred from another defined benefit plan, other than transfers of distributable benefits pursuant Regulations Section 1.411(d)-4, Q&A-3(c), but shall disregard benefits attributable to Employee contributions or rollover contributions.

Effective for distributions in Plan Years beginning after December 31, 2003, the determination of actuarial equivalence of forms of benefit other than a "Straight Life Annuity" shall be made in accordance with (1) or (2) below.

(1)Benefit forms not subject to Code Section 417(e)(3). The "Straight Life Annuity" that is actuarially equivalent to the Participant’s form of benefit shall be determined under this subsection (1) if the form of the Participant’s benefit is either (a) a nondecreasing annuity (other than a "Straight Life Annuity") payable for a period of not less than the life of the Participant (or, in the case of a qualified pre-retirement survivor annuity, the life of the surviving spouse), or (b) an annuity that decreases during the life of the Participant merely because of (1) the death of the survivor annuitant (but only if the reduction is not below 50% of the benefit payable before the death of the survivor annuitant), or (2) the cessation or reduction of Social Security supplements or qualified disability payments (as defined in Code Section 401(a)(11)).
(i)"Limitation Years" beginning before July 1, 2007. For "Limitation Years" beginning before July 1, 2007, the actuarially equivalent "Straight Life Annuity" is equal to the annual amount of the "Straight Life Annuity" commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit computed using whichever of the following produces the greater annual amount: (I) the interest rate and mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form; and (II) 5% interest rate assumption and the applicable mortality table defined in the Plan for that Annuity Starting Date.
(ii)"Limitation Years" beginning on or after July 1, 2007. For "Limitation Years" beginning on or after July 1, 2007, the actuarially equivalent "Straight Life Annuity" is equal to the greater of (I) the annual amount of the "Straight Life Annuity" (if any) payable to the Participant under the Plan commencing at the same Annuity Starting Date as the Participant’s form of benefit; and (II) the annual amount of the "Straight Life Annuity" commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using a 5% interest rate assumption and the applicable mortality table defined in the Plan for that Annuity Starting Date.
(2)Benefit Forms Subject to Code Section 417(e)(3). The "Straight Life Annuity" that is actuarially equivalent to the Participant’s form of benefit shall be determined under this paragraph if the form of the Participant’s benefit is other than a benefit form described in Section 12.2(b)(1) above. In this case, the actuarially equivalent "Straight Life Annuity" shall be determined as follows:
(i)Annuity Starting Date in Plan Years Beginning After 2005. If the Annuity Starting Date of the Participant’s form of benefit is in a Plan Year beginning after 2005, the actuarially equivalent "Straight Life Annuity" is equal to the greatest of (I) the annual amount of the "Straight Life Annuity" commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using the interest rate and mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form; (II) the annual amount of the "Straight Life Annuity" commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using a 5.5 percent interest rate assumption and the applicable mortality table defined in the Plan; and (III) the annual amount of the "Straight Life Annuity" commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using the applicable interest rate and applicable mortality table defined in the Plan, divided by 1.05.
(ii)Annuity Starting Date in Plan Years Beginning in 2004 or 2005. If the Annuity Starting Date of the Participant’s form of benefit is in a Plan Year beginning in 2004 or 2005, except as provided in the transition rule of (iii) below, the actuarially equivalent "Straight Life Annuity" is equal to the annual amount of the "Straight Life Annuity" commencing at the same annuity starting date that has the same actuarial present value as the Participant’s form of benefit, computed using whichever of the following produces the greater annual amount: (I) the interest rate and mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form; and (II) a 5.5% interest rate assumption and the applicable mortality table defined in the Plan.
(c)	The "defined benefit compensation limitation" means 100 percent of a Participant's average 415 Compensation for his high three years. Average 415 Compensation for the Participant’s high three years means the average 415 Compensation for the three consecutive calendar years of service (or, if the Participant has fewer than three consecutive calendar years of service, the Participant’s longest consecutive period of service, including fractions of years, but not less than one year) with the Employer that produces the highest average. A Participant’s 415 Compensation for a calendar year of service shall not include compensation in excess of the limitation under Code Section 401(a)(17) that is in effect for the calendar year in which such year of service begins.
(d)	The "defined benefit dollar limitation" means $160,000, as adjusted, effective January 1 of each year, under Code Section 415(d) in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity. A limitation as adjusted under Code Section 415(d) will apply to "limitation years" ending with or within the calendar year for which the adjustment applies.
(e)	"Defined benefit plan" has the meaning given such term in Code Section 415(k).
(f)	The "limitation year" means the Plan Year.
(g)	A Participant's "old law benefit" means his Accrued Benefit under the Plan as of the last day of the "limitation year" beginning in 1999 (the "freeze date"), determined without regard to any amendment adopted after the "freeze date".
(h)	The “maximum permissible benefit” means the lesser of the "Defined Benefit Dollar Limitation" or the "Defined Benefit Compensation Limitation" (both adjusted where required, as provided below).
(1)Adjustment for Less Than 10 Years of Participation or Service: If the Participant has less than 10 years of participation in the Plan, the "Defined Benefit Dollar Limitation" shall be multiplied by a fraction -- (i) the numerator of which is the number of "Years of Participation" in the Plan (or part thereof, but not less than one year), and (ii) the denominator of which is ten (10). In the case of a Participant who has less than ten Years of Service with the Employer, the "Defined Benefit Compensation Limitation" shall be multiplied by a fraction -- (i) the numerator of which is the number of "Years of Service" with the Employer (or part thereof, but not less than one year), and (ii) the denominator of which is ten (10).
(2)Adjustment of "Defined Benefit Dollar Limitation" for Benefit Commencement Before Age 62 or after Age 65: Effective for benefits commencing in "Limitation Years" ending after December 31, 2001, the "Defined Benefit Dollar Limitation" shall be adjusted if the Annuity Starting Date of the Participant’s benefit is before age 62 or after age 65. If the Annuity Starting Date is before age 62, the "Defined Benefit Dollar Limitation" shall be adjusted under Section 12.2(h)(2)(i), as modified by Section 12.2(h)(2)(iii). If the Annuity Starting Date is after age 65, the "Defined Benefit Dollar Limitation" shall be adjusted under Section 12.2(h)(2)(ii), as modified by Section 12.2(h)(2)(iii).
(i)Adjustment of "Defined Benefit Dollar Limitation" for Benefit Commencement Before Age 62:

(I)"Limitation Years" Beginning Before July 1, 2007. If the Annuity Starting Date for the Participant’s benefit is prior to age 62 and occurs in a "Limitation Year" beginning before July 1, 2007, the "Defined Benefit Dollar Limitation" for the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form of a "Straight Life Annuity" commencing at the Participant’s Annuity Starting Date that is the actuarial equivalent of the "Defined Benefit Dollar Limitation" (adjusted under Section 12.2(h)(1) for years of participation less than ten (10), if required) with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (1) the interest rate and mortality table (or other tabular factor) specified in the Plan; or (2) a five-percent (5%) interest rate assumption and the applicable mortality table as defined in the Plan.
(II)"Limitation Years" Beginning on or After July 1, 2007.
(A)Plan Does Not Have Immediately Commencing "Straight Life Annuity" Payable at both Age 62 and the Age of Benefit Commencement. If the Annuity Starting Date for the Participant’s benefit is prior to age 62 and occurs in a "Limitation Year" beginning on or after July 1, 2007, and the Plan does not have an immediately commencing "Straight Life Annuity" payable at both age 62 and the age of benefit commencement, the "Defined Benefit Dollar Limitation" for the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form of a "Straight Life Annuity" commencing at the Participant’s Annuity Starting Date that is the actuarial equivalent of the "Defined Benefit Dollar Limitation" (adjusted under Section 12.2(h)(1) for years of participation less than ten (10), if required) with actuarial equivalence computed using a five-percent (5%) interest rate assumption and the applicable mortality table for the Annuity Starting Date as defined in the Plan (and expressing the Participant’s age based on completed calendar months as of the Annuity Starting Date).
(B)Plan Has Immediately Commencing "Straight Life Annuity" Payable at both Age 62 and the Age of Benefit Commencement. If the Annuity Starting Date for the Participant’s benefit is prior to age 62 and occurs in a "Limitation Year" beginning on or after July 1, 2007, and the Plan has an immediately commencing "Straight Life Annuity" payable at both age 62 and the age of benefit commencement, the "Defined Benefit Dollar Limitation" for the Participant’s Annuity Starting Date is the lesser of the limitation determined under Section 12.2(h)(2)(i)(II)(A) and the "Defined Benefit Dollar Limitation" (adjusted under Section 12.2(h)(1) for years of participation less than ten (10), if required) multiplied by the ratio of the annual amount of the immediately commencing "Straight Life Annuity" under the Plan at the Participant’s Annuity Starting Date to the annual amount of the immediately commencing "Straight Life Annuity" under the Plan at age 62, both determined without applying the limitations of this article.
(ii)Adjustment of "Defined Benefit Dollar Limitation" for Benefit Commencement After Age 65:
(I)

"Limitation Years" Beginning Before July 1, 2007. If the Annuity Starting Date for the Participant’s benefit is after age 65 and occurs in a Limitation Year beginning before July 1, 2007, the "Defined Benefit Dollar Limitation" for the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form of a "Straight Life Annuity" commencing at the Participant’s Annuity Starting Date that is the actuarial equivalent of the "Defined Benefit Dollar Limitation" (adjusted under Section 12.2(h)(1) for years of participation less than ten (10), if required) with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (1) the interest rate and mortality table (or other tabular factor) specified in the Plan; or (2) a five-percent (5%) interest rate assumption and the applicable mortality table as defined in the Plan.

(II) "Limitation Years" Beginning Before July 1, 2007.

(A)Plan Does Not Have Immediately Commencing "Straight Life Annuity" Payable at both Age 65 and the Age of Benefit Commencement. If the annuity starting date for the Participant’s benefit is after age 65 and occurs in a "Limitation Year" beginning on or after July 1, 2007, and the Plan does not have an immediately commencing "Straight Life Annuity" payable at both age 65 and the age of benefit commencement, the "Defined Benefit Dollar Limitation" at the Participant’s Annuity Starting

Date is the annual amount of a benefit payable in the form of a "Straight Life Annuity" commencing at the Participant’s Annuity Starting Date that is the actuarial equivalent of the "Defined Benefit Dollar Limitation" (adjusted under Section 12.2(h)(1)for years of participation less than 10, if required), with actuarial equivalence computed using a 5% interest rate assumption and the applicable mortality table for that Annuity Starting Date as defined in the Plan (and expressing the Participant’s age based on completed calendar months as of the Annuity Starting Date).
(B)Plan Has Immediately Commencing "Straight Life Annuity" Payable at both Age 65 and the Age of Benefit Commencement. If the Annuity Starting Date for the Participant’s benefit is after age 65 and occurs in a "Limitation Year" beginning on or after July 1, 2007, and the plan has an immediately commencing "Straight Life Annuity" payable at both age 65 and the age of benefit commencement, the "Defined Benefit Dollar Limitation" at the Participant’s Annuity Starting Date is the lesser of the limitation determined under Section 12.2(h)(2)(ii)(II)(A) and the "Defined Benefit Dollar Limitation" (adjusted under Section 12.2(h)(1) for years of participation less than ten (10), if required) multiplied by the ratio of the annual amount of the adjusted immediately commencing "Straight Life Annuity" under the Plan at the Participant’s Annuity Starting Date to the annual amount of the adjusted immediately commencing "Straight Life Annuity" under the Plan at age 65, both determined without applying the limitations of this Article. For this purpose, the adjusted immediately commencing "Straight Life Annuity" under the Plan at the Participant’s Annuity Starting Date is the annual amount of such annuity payable to the Participant, computed disregarding the Participant’s accruals after age 65 but including actuarial adjustments even if those actuarial adjustments are used to offset accruals; and the adjusted immediately commencing "Straight Life Annuity" under the Plan at age 65 is the annual amount of such annuity that would be payable under the Plan to a hypothetical Participant who is age 65 and has the same accrued benefit as the Participant.

(iii)Notwithstanding the other requirements of this Section 12.2(h)(2), no adjustment shall be made to the "Defined Benefit Dollar Limitation" to reflect the probability of a Participant’s death between the Annuity Starting Date and age 62, or between age 65 and the Annuity Starting Date, as applicable, if benefits are not forfeited upon the death of the Participant prior to the Annuity Starting Date. To the extent benefits are forfeited upon death before the Annuity Starting Date, such an adjustment shall be made. For this purpose, no forfeiture shall be treated as occurring upon the Participant’s death if the Plan does not charge Participants for providing a qualified preretirement survivor annuity, as defined in Code Section 417(c), upon the Participant’s death.
(i)	“Compensation” as used in this Article XII shall mean “415 Compensation,” which shall be compensation as defined in Treasury Regulation 1.415(c)-2(a) and shall include regular pay after severance from employment, provided the following requirements are satisfied:
(1)The payment is regular compensation for services during the Participant's regular working hours, or compensation for services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments;
(2)The payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Employer; and
(3)Such payments are made no later than the later of 2 1/2 months after severance from employment or by the end of the Limitation Year that includes the date of such severance from employment.

For this purpose, severance from employment means termination of employment with the Employer maintaining the Plan. An Employee does not have a severance from employment if, in connection with a change of employment, the Employee’s new employer maintains the Plan with respect to the Employee.

12.3	Maximum Limitation on Annual Benefits

Subject to the provisions of Section 12.4, the "aggregate annual retirement benefit" accrued or payable to a Participant may not at any time within any "limitation year" exceed the "maximum permissible benefit".

12.4	Exceptions

As permitted pursuant to Method 2 described in Q&A 14 of Revenue Ruling 98-1, in no event will a Participant's "aggregate annual retirement benefit" be less than the Participant's "old law benefit" limited under the provisions of Code Section 415, as in effect on December 7, 1994.  The Plan mortality and interest rate factors for purposes of applying Code Section 415(b)(2)(B), (C), and (D) shall be the mortality and interest rate factors in effect under the Plan as of December 7, 1994, determined without regard to any amendment to the Plan that was adopted after that date. If the interest rate factor under the Plan in effect on December 7, 1994 is a variable interest rate, such variable interest rate shall be the rate calculated on the date the Participant's benefit is being determined, rather than the rate calculated on December 7, 1994. Notwithstanding any other provision of this Section to the contrary, in no event will a Participant's "old law benefit" exceed the Participant's total benefit (prior to adjustment for compliance with Code Section 415) under the terms of the Plan in effect after the "freeze date”.

12.5	Manner of Reduction

If the Participant's "aggregate annual retirement benefit" exceeds the limitations specified in this Article, the reduction in the amount of his "annual retirement benefit" shall be equal to the amount by which his "aggregate annual retirement benefit" exceeds the limitations of this Article multiplied by a fraction, the numerator of which is his "annual retirement benefit" (determined without regard to this Article) and the denominator of which is his "aggregate annual retirement benefit" (determined without regard to the limitations of this Article or any corresponding limitation in any other defined benefit plan maintained by an Employer or any affiliated employer).

ARTICLE XIII
PENSION FUND
13.1	Pension Fund

The Pension Fund is maintained by the Funding Agent for the Plan under a Funding Agreement with the Sponsor. Subject to the provisions of Title IV of ERISA, benefits under the Plan shall be only such as can be provided by the assets of the Pension Fund, and no liability for payment of benefits shall be imposed upon the Employers or any Affiliated Company, or any of their officers, employees, directors, or stockholders.

13.2	Contributions by the Employers

So long as the Plan continues, contributions will be made by the Employers at such times and in such amounts as the Sponsor in its sole discretion shall from time to time determine, based on the advice of the Actuary and consistent with the funding policy for the Plan. Subject to the provisions of Section 13.5, all such contributions shall be delivered to the Funding Agent for deposit in the Pension Fund. Participants shall make no contributions under the Plan.

13.3	Expenses of the Plan

The expenses of administration of the Plan, including the expenses of the Administrator and fees of the Funding Agent and any investment advisor, shall be paid from the Pension Fund, unless the Sponsor or an Employer elects to make payment.

13.4	No Reversion

The Pension Fund shall be for the exclusive benefit of Participants and persons claiming under or through them. All contributions pursuant to Section 13.2 hereof shall be based on the facts then understood by the Sponsor, shall be conditioned upon the initial qualification of the Funding Agreement and Plan under Code Sections 401 and 501(a), and, unless otherwise specified by the Sponsor, shall be conditioned upon deductibility of the contributions under Code Section 404 in the year for which such contributions were made. All such contributions shall be irrevocable and such contributions as well as the Pension Fund, or any portion of the principal or income thereof, shall never revert to or inure to the benefit of the Employers or any Affiliated Company except that:

(a)	the residual amounts specified in Article XVI may be returned to the Employers;
(b)	any contributions which are made under a mistake of fact may be returned to the Employers within one year after the contributions were made;
(c)	any contributions made for years during which the Funding Agreement and Plan were not initially qualified under Code Sections 401 and 501(a) may be returned to the Employers within one year after the date of denial of initial qualification, but only if an application for determination was filed within the period of time prescribed under ERISA Section 403(c)(2)(B); and

(d)	any contributions, which are not, in whole or in part, deductible under Code Section 404 for the year for which they were made, may to the extent such contributions were not so deductible, be returned to the Employers within one year after the disallowance of the deduction.

The Sponsor shall determine, in its sole discretion, whether the contributions described above, other than the residual amounts described in paragraph (a), shall be returned to an Employer. If any such contributions are to be returned, the Sponsor shall so direct the Funding Agent, in writing, no later than ten days prior to the last day upon which they may be returned.

13.5	Forfeitures Not to Increase Benefits

Any forfeitures arising from the termination of employment or death of an Employee, or for any other reason, shall be used to reduce Employer contributions to the Pension Fund, and shall not be applied to increase the benefits any Participant otherwise would receive under the Plan at any time prior to the termination of the Plan.

13.6	Change of Funding Medium

The Sponsor shall have the right to change at any time the means through which benefits under the Plan shall be provided. No such change shall constitute a termination of the Plan or result in the diversion to the Employers of any funds previously contributed in accordance with the Plan.

ARTICLE XIV
ADMINISTRATION
14.1	Authority of the Sponsor

The Sponsor, which shall be the administrator for purposes of ERISA and the plan administrator for purposes of the Code, shall have all the powers and authority expressly conferred upon it herein and further shall have the sole discretionary right, authority, and power to interpret and construe the Plan, and to determine any disputes arising thereunder, subject to the provisions of Section 14.3. In exercising such powers and authority, the Sponsor at all times shall exercise good faith, apply standards of uniform application, and refrain from arbitrary action. The Sponsor may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The Sponsor shall be a "named fiduciary" as that term is defined in ERISA Section 402(a)(2). The Sponsor may:

(a)	allocate any of the powers, authority, or responsibilities for the operation and administration of the Plan (other than trustee responsibilities as defined in ERISA Section 405(c)(3)) among named fiduciaries; and
(b)	designate a person or persons other than a named fiduciary to carry out any of such powers, authority, or responsibilities;

except that no allocation by the Sponsor of, or designation by the Sponsor with respect to, any of such powers, authority, or responsibilities to another named fiduciary or a person other than a named fiduciary shall become effective unless such allocation or designation shall first be accepted by such named fiduciary or other person in a writing signed by it and delivered to the Sponsor.

14.2	Action of the Sponsor

Any act authorized, permitted, or required to be taken by the Sponsor under the Plan, which has not been delegated in accordance with Section 14.1, may be taken by a majority of the members of the board of directors of the Sponsor, either by vote at a meeting, or in writing without a meeting or by the employee or employees of the Sponsor designated by the board of directors to carry out such acts on behalf of the Sponsor. All notices, advice, directions, certifications, approvals, and instructions required or authorized to be given by the Sponsor under the Plan shall be in writing and signed by either (i) a majority of the members of the board of directors of the Sponsor, or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) the employee or employees of the Sponsor who have the authority to act on behalf of the Sponsor.

14.3	Claims Review Procedure

Whenever the Administrator decides for whatever reason to deny, whether in whole or in part, a claim for benefits filed by any person (hereinafter referred to as the "claimant"), the Administrator shall transmit to the claimant a written notice of its decision, which notice shall be written in a manner calculated to be understood by the claimant and shall contain a statement of (i) the specific reasons for the denial of the claim, (ii) specific reference to pertinent Plan provisions on which the denial is based, and (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such information is necessary. The notice shall also include a statement advising the claimant that, within 60 days of the date on which he receives such notice, he may obtain review of the decision of the Administrator in accordance with the procedures hereinafter set forth.

Within the 60-day period beginning on the date the claimant receives notice regarding disposition of his claim, the claimant or his authorized representative may request that the claim denial be reviewed by filing with the Administrator a written request therefor, which request shall contain the following information:

(a)	the date on which the claimant's request was filed with the Administrator provided that the date on which the claimant's request for review was in fact filed with the Administrator shall control in the event that the date of the actual filing is later than the date stated by the claimant pursuant to this paragraph;
(b)	the specific portions of the denial of his claim which the claimant requests the Administrator to review;
(c)	a statement by the claimant setting forth the basis upon which he believes the Administrator should reverse its previous denial of his claim for benefits and accept his claim as made; and
(d)	any written material (offered as exhibits) which the claimant desires the Administrator to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section.

Within 60 days of the date determined pursuant to paragraph (a) of this Section (or, if special circumstances require an extension, within 120 days of that date; provided that the delay and the reasons for the delay are communicated to the claimant within the initial 60-day period), the Administrator shall conduct a full and fair review of its decision denying the claimant's claim for benefits and shall render its written decision on review to the claimant. The Administrator's decision on review shall be written in a manner calculated to be understood by the claimant and shall specify the reasons and Plan provisions upon which the Administrator's decision was based.

14.4	Qualified Domestic Relations Orders

The Administrator shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Code Section 414(p) and regulations issued thereunder.

14.5	Indemnification

In addition to whatever rights of indemnification the members of the board of directors of the Sponsor or any employee or employees to whom any power, authority, or responsibility is delegated pursuant to Section 14.2, may be entitled under the articles of incorporation, regulations, or bylaws of the Sponsor, under any provision of law, or under any other agreement, the Sponsor shall satisfy any liability actually and reasonably incurred by any such person or persons, including expenses, attorneys' fees, judgments, fines, and amounts paid in settlement (other than amounts paid in settlement not approved by the Sponsor), in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion as provided under the Plan and the Funding Agreement, or reasonably believed by such person or persons to be provided thereunder, and any action taken by such person or persons in connection therewith, unless the same is judicially determined to be the result of such person's or persons' gross negligence or willful misconduct.

14.6	Actions Binding

Subject to the provisions of Section 14.3, any action taken by the Sponsor which is authorized, permitted, or required under the Plan shall be final and binding upon the Employers, the Funding Agent, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Employers or the Funding Agent.

ARTICLE XV
ADOPTION BY OTHER ENTITIES
15.1	Adoption by Affiliated Companies

An Affiliated Company that is not an Employer may, with the consent of the Sponsor, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed in accordance with the requirements of its organizational authority. Any such instrument shall specify the effective date of the adoption. Unless otherwise specified in the adoption instrument, for purposes of computing the Service and Average Annual Earnings of an Employee who is in the employ of the Employer on the effective date of the adoption, employment with and compensation from the Employer before the effective date of the adoption shall be treated as employment with and Earnings from an Employer. Unless otherwise specifically provided in the adoption instrument, for purposes of computing the Credited Service of an Employee, only employment with the Employer for periods on or after the effective date of the adoption shall be treated as employment with an Employer. Any Employer shall undertake to contribute its appropriate share, as determined by the Sponsor, of any contributions made to the Funding Agent hereunder. Notwithstanding the foregoing, however, any adoption of the Plan by an Employer shall be subject to the receipt of a determination from the Internal Revenue Service to the effect that with respect to such Employer the Plan meets the requirements for qualification under Code Section 401(a), and, should an adverse determination be issued by the Internal Revenue Service, the adoption of the Plan by said Employer shall be null and void and of no effect whatsoever.

15.2	Effective Plan Provisions

An Employer who adopts the Plan shall be bound by the provisions of the Plan in effect at the time of the adoption and as subsequently in effect because of any amendment to the Plan.

ARTICLE XVI
AMENDMENT & TERMINATION OF PLAN
16.1	Sponsor's Right of Amendment

The Sponsor reserves the right at any time and from time to time, by means of a written instrument executed in the name of the Sponsor by its duly authorized representatives, to amend or modify the Plan and, to the extent provided therein, to amend or modify the Funding Agreement. No pension or other benefit granted prior to the time of any amendment or modification of the Plan shall be reduced, suspended, or discontinued as a result thereof, except to the extent necessary to enable the Plan to meet the requirements for qualification under the Code or the requirements of any governmental authority. Moreover, no such action shall operate to recapture for the Employers any contributions made to the Pension Fund, except as provided in Section 13.4 or Section 16.7.

Effective August 9, 2006, no amendment to this Plan shall retroactively decrease a Participant’s accrued benefit or otherwise retroactively place greater restrictions or conditions on a Participant’s rights to Code Section 411(d)(6) protected benefits, even if the amendment adds a restriction or condition that is otherwise permitted under Code Section 411(a), unless otherwise permitted under Treasury Regulations Sections 1.411(d)-3 or 1.411(d)-4. An optional form of benefit hereunder may be eliminated prospectively by an amendment to the Plan provided that such amendment satisfies the requirements of Treasury Regulations Sections 1.411(d)-3 or 1.411(d)-4.

16.2	Termination of the Plan

The Sponsor reserves the right, by means of a written instrument executed in the name of the Sponsor by its duly authorized representatives, at any time to terminate the Plan. In the event of termination, no further benefits shall accrue, no further contributions shall be made, except as may be required under Title IV of ERISA or Code Section 412, and all assets remaining in the Pension Fund, after provision has been made for payment of the expenses of administration and liquidation in connection with the termination, shall be allocated by the Funding Agent upon the advice of the Actuary, among the Participants and Beneficiaries of the Plan, in the following manner and order of precedence:

(a)	In the case of benefits payable as an annuity,
(1)in the case of the benefit of a Participant or Beneficiary which was in pay status as of the beginning of the three-year period ending on the termination date of the Plan, to each such benefit, based on the provisions of the Plan (as in effect during the five-year period ending on such date) under which such benefit would be the least; and
(2)in the case of a Participant's or Beneficiary's benefit (other than a benefit described in subparagraph (1) of this paragraph) which would have been in pay status as of the beginning of such three-year period if the Participant had retired prior to the beginning of such three-year period and if his benefits had commenced (in the normal form of annuity under the Plan) as of the beginning of such period, to each such benefit based on the provisions of the Plan (as in effect during the five-year period ending on such date) under which such benefit would be the least.

For purposes of subparagraph (1) of this paragraph, the lowest benefit in pay status during a three-year period shall be considered the three-year benefit in pay status for such period.

(b)	Next,
(1)to all other benefits, if any, of individuals under the Plan guaranteed under Title IV of ERISA (determined without regard to ERISA Section 4022(b)(5)); and
(2)to the additional benefits, if any, which would be determined under subparagraph (1) of this paragraph if ERISA Section 4022(b)(6) did not apply.

For purposes of this paragraph, ERlSA Section 4021 shall be applied without regard to subsection (c) thereof.

(c)	Next, to all nonforfeitable benefits under the Plan.
(d)	Last, to all other benefits under the Plan.

Notwithstanding any other provision of the Plan to the contrary, other than Sections 16.3 through 16.8, the amount allocated to any Participant under this Section 16.2 shall be fully vested and nonforfeitable. The Sponsor shall furnish all information reasonably required for the purposes of making such allocations. The Funding Agent shall implement the allocations determined under this Section among the persons for whose benefit such allocations are made through distribution of the assets of the Pension Fund, through application of the amounts allocated to the purchase from an insurance company of immediate or deferred annuities, or through creation of one or more new funds for the purpose of distributing the assets of the Pension Fund (to the extent so allocated), or by a combination of the foregoing.

16.3	Adjustment of Allocation

The amount allocated under any paragraph of Section 16.2 with respect to any benefit shall be properly adjusted for any allocations of assets with respect to that benefit under a prior paragraph of Section 16.2.

16.4	Assets Insufficient for Allocation

If the assets available for allocation under any paragraph of Section 16.2 (other than paragraphs (c) and (d)) are insufficient to satisfy in full the benefits of all individuals which are described in that paragraph, the assets shall be allocated pro rata among such individuals on the basis of the present value (as of the date of termination of the Plan) of their respective benefits described in that paragraph.

16.5	Assets Insufficient for Allocation Under Paragraph (c) of Section 16.2

This Section applies if the assets available for allocation under paragraph (c) of Section 16.2 are not sufficient to satisfy in full the benefits of individuals described in such paragraph.

(a)	If this Section applies, except as provided in paragraph (b), the assets shall be allocated to the benefits of individuals described in paragraph (c) of Section 16.2 on the basis of the benefits of individuals which would have been described in such paragraph under the Plan as in effect at the beginning of the five-year period ending on the date of termination of the Plan.
(b)	If the assets available for allocation under paragraph (a) of this Section are sufficient to satisfy in full the benefits described in such paragraph (without regard to this paragraph (b)), then for purposes of paragraph (a), benefits of individuals described in such paragraph shall be determined on the basis of the Plan as amended by the most recent Plan amendment effective during such five-year period under which the assets available for allocation are sufficient to satisfy in full the benefits of individuals described in paragraph (a), and any assets remaining to be allocated under such paragraph (a) on the basis of the Plan as amended by the next succeeding Plan amendment effective during such period.
16.6	Allocations Resulting in Discrimination

If the Secretary of the Treasury determines that the allocation made pursuant to this Article (without regard to this Section) results in discrimination prohibited by Code Section 401(a)(4), then the assets allocated under paragraphs (b)(2), (c), and (d) of Section 16.2 shall be reallocated to the extent necessary to prevent the disqualification of the Plan (or any trust or annuity contract under the Plan) under Code Section 401(a).

16.7	Residual Assets

Subject to the provisions of Section 16.10, any residual assets of the Plan shall be distributable to the Employers if:

(a)	all liabilities of the Plan to Participants and their beneficiaries have been satisfied; and
(b)	the distribution does not contravene any provision of law.
16.8	Meanings of Terms

The terms used in Sections 16.2 through 16.7 shall have, where required, the same meaning as the same terms have as used in ERlSA Section 4044; provided, however, that any term specifically defined in the Plan shall retain its meaning as defined thereunder.

16.9	Payments by the Funding Agent

The Funding Agent shall make the payments specified in a written direction of the Sponsor in accordance with the provisions of Section 16.2 until the same shall be superseded by a further written direction. The obligation of the Funding Agent to make any payment hereunder in all events shall be limited to the amount of the Pension Fund at the time any such payment shall become due.

16.10	Residual Assets Distributable to the Employers

Upon written notice from the Sponsor that any residual assets of the Plan are distributable to the Employers in accordance with the provisions of Section 16.7, then the Funding Agent shall pay over such residual assets, or an amount equal to the fair market value of that portion of such residual assets which are not so paid, to the Employers; provided, however, that, under no circumstances or conditions other than as set forth in this Section 16.10 and in Section 13.4, shall any contribution of the Employers, or any portion of the proceeds or avails thereof, ever revert, be paid, or inure to the benefit, directly or indirectly, of the Employers or any Affiliated Company; nor shall any portion of the principal or the income from the Pension Fund ever be used for or diverted to any purpose other than for the exclusive benefit of Participants and persons claiming under or through them pursuant to the Plan.

16.11	Withdrawal of an Employer

Each Employer shall have the right to withdraw from the Plan by action in accordance with its organizational authority, and by filing with the Sponsor written notice thereof, in which event the Employer shall cease to be an Employer for purposes of the Plan. An Employer shall be deemed automatically to withdraw from the Plan in the event it completely discontinues contributions to the Plan or it ceases to be an Affiliated Company.

If such withdrawal is for the purpose of establishing or merging with a separate plan which meets the requirements for qualification under applicable provisions of the Code, the portion of the assets of the Pension Fund which is applicable to the withdrawing Employer, as determined by the Sponsor upon the advice of the Actuary, on a fair and equitable basis, taking into account the contributions made by the Employer, benefit payments made with respect to its Employees and retired and former Employees, and other relevant factors, shall be transferred to and become a part of the trust fund or other financing medium maintained in connection with the separate plan, subject to the limitations on merger, consolidation, or transfers of Plan assets set forth in Section 17.5.

ARTICLE XVII
MISCELLANEOUS
17.1	No Commitment as to Employment

Nothing contained herein shall be construed as a commitment or agreement on the part of any person to continue his employment with his Employer, or as a commitment on the part of his Employer to continue the employment, compensation, or benefits of any person for any period, and all employees of an Employer shall remain subject to discharge, layoff, or disciplinary action to the same extent as if the Plan had never been put into effect.

17.2	Claims of Other Persons

Nothing in the Plan or Funding Agreement shall be construed as giving any Participant or any other person, firm, or corporation, any legal or equitable right as against the Employers, their officers, employees, or directors, or as against the Funding Agent, except such rights as are specifically provided for in the Plan or Funding Agreement or hereafter created in accordance with the terms and provisions of the Plan.

17.3	Governing Law

Except as provided under Federal law, the provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Texas.

17.4	Nonforfeitability of Benefits Upon Termination or Partial Termination

Notwithstanding any other provision of the Plan, in the event of the termination or a partial termination of the Plan, including the complete discontinuation of contributions to the Plan, the rights of all Employees who are affected by such termination to benefits accrued to the date of such termination, to the extent funded as of such date, shall be nonforfeitable.

17.5	Merger, Consolidation, or Transfer of Plan Assets

The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

If another qualified plan merges or consolidates with the Plan, notwithstanding any other provision of the Plan to the contrary, the forms of payment and other provisions that were available with respect to benefits accrued immediately prior to the transfer or merger under such other qualified plan and that may not be eliminated under Code Section 411(d)(6) shall continue to be available under the Plan with respect to the benefit that the Participant would have received immediately prior to such merger, consolidation or transfer of assets or liabilities.

17.6	Funding Agreement

The Funding Agreement and the Pension Fund maintained thereunder shall be deemed to be a part of the Plan as if fully set forth herein and the provisions of the Funding Agreement are hereby incorporated by reference into the Plan.

17.7	Benefit Offsets for Overpayments

If a Participant or Beneficiary receives benefits hereunder for any period in excess of the amount of benefits to which he was entitled under the terms of the Plan as in effect for such period, such overpayment shall be offset against current or future benefit payments, as applicable, until such time as the overpayment is entirely recouped by the Plan.

17.8	Internal Revenue Requirements

Notwithstanding any other provision of the Plan to the contrary, to conform to the requirements of U.S. Treasury Regulations, the benefit payable under the Plan shall be subject to the following limitations:

(a)	If the Plan is terminated, the benefit of any Highly Compensated Employee shall be limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).
(b)	The annual payments in anyone year to any of the 25 Highly Compensated Employees with the greatest compensation (hereinafter referred to as a "restricted employee") in the current or any prior year shall not exceed an amount equal to the payments that would be made on behalf of the restricted employee under (1) a straight life annuity that is the Actuarial Equivalent of the restricted employee's Accrued Benefit and other benefits to which the restricted employee is entitled under the Plan (other than a Social Security supplement), and (2) the amount of the payments the restricted employee is entitled to receive under a Social Security supplement. For purposes of this paragraph, "benefit" includes, among other benefits, loans in excess of the amounts set forth in Code Section 72(p )(2)(A), any periodic income, any withdrawal values payable to a living employee, and any death benefits not provided for by insurance on the restricted employee's life. The foregoing provisions of this paragraph shall not apply, however, if:
(1)After payment to a restricted employee of all benefits payable to the restricted employee under the Plan, the value of Plan assets equals or exceeds 110 percent of the value of "current liabilities" as defined in Code Section 412(1)(7), (each value being determined as of the same date in accordance with applicable Treasury regulations);
(2)The value of the benefits payable under the Plan to or for a restricted employee is less than one percent of the value of current liabilities before distribution; or
(3)The value of benefits payable under the Plan to or for a restricted employee does not exceed the amount described in Code Section 411(a)(11)(A).

17.9	Overall Permitted Disparity Limits

If an Employer or an Affiliated Company maintains another qualified plan, in no event shall the "overall permitted disparity limits" of Internal Revenue Service regulations Section 1.401(1)-5 be exceeded. The "annual" overall disparity limit of Section 1.401(1)-5(b) shall not be exceeded if the “total annual disparity fraction" determined as of the end of the Plan Year for each Participant who accrues a benefit under the Plan for the Plan Year does not exceed one. An Employee's "total annual disparity fraction" is the sum of the Employee's annual disparity fractions under all qualified plans maintained by an Employer or an Affiliated Company as determined under Internal Revenue Service regulations Sections 1.401(l)-5(b)(3) through 1.401(l)-5(b)(8) for the plan year ending in the current Plan Year.

The "cumulative" permitted disparity limit of Internal Revenue Service regulations Section 1.401(1)-5(c) shall not be exceeded if a Participant's "cumulative disparity fraction" does not exceed 35. A Participant's "cumulative disparity fraction" is the sum of the Participant's "total annual disparity fractions" attributable to the Participant's total years of service under all plans maintained by an Employer or an Affiliated Company.

17.10	Veterans Reemployment Rights

Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code Section 4l4(u).

ARTICLE XVIII
TOP-HEAVY PROVISIONS
18.1	Top-Heavy Plan Definitions

For purposes of this Article, the following terms have the following meanings.

(a)	The "compensation" of an Employee means compensation as defined in Code Section 415 and regulations issued thereunder. In no event, however, shall the compensation of a Participant taken into account under the Plan for any Plan Year exceed (1) $200,000 for Plan Years beginning prior to January 1, 1994, or (2) $150,000 for Plan Years beginning on or after January 1, 1994. The limitations set forth in the preceding sentence shall be subject to adjustment annually as provided in Code Section 401(a)(17)(B) and Code Section 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year.
(b)	The "determination date" with respect to any Plan Year means the last day of the immediately preceding Plan Year.
(c)	Effective for Plan Years beginning after December 31, 2001, a "key employee" means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the "determination date" was an officer of an Employer or an Affiliated Company having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(l) for Plan Years beginning after December 31, 2002), a five-percent owner of an Employer or an Affiliated Company, or a one-percent owner of an Employer or an Affiliated Company having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a "key employee" will be made in accordance with Code Section 416(i)(l) and the applicable regulations and other guidance of general applicability issued thereunder.
(d)	A "non-key employee" means any Employee who is not a key employee.
(e)	A "permissive aggregation group" means those plans included in an Employer's required aggregation group together with any other plan or plans of the Employer or an Affiliated Company so long as the entire group of plans would continue to meet the requirements of Code Sections 401(a)(4) and 410.
(f)	A "required aggregation group" means the group of tax-qualified plans maintained by an Employer or an Affiliated Company consisting of each plan in which a key employee participates and each other plan which enables a plan in which a key employee participates to meet the requirements of Code Section 401 (a)(4) or Code Section 410, including any plan that terminated within the five-year period ending on the relevant determination date.

(g)	The "testing period" means the period of consecutive years of service, not in excess of five, during which an Employee has the greatest aggregate compensation from his Employer, excluding, however, any year which ends in a Plan Year beginning prior to January 1, 1984, as well as any Plan Year which begins after the close of the last Plan Year in which the Plan was a top-heavy plan.
(h)	A "top-heavy group" with respect to a particular Plan Year means a required or permissive aggregation group if the sum, as of the determination date, of the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such group and the aggregate of the account balances of key employees under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group.
(i)	A "top-heavy plan" with respect to a particular Plan Year means (i) in the case of a defined benefit plan, a plan for which, as of the determination date, the present value of the cumulative accrued benefits under the plan (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) for key employees exceeds 60 percent of the present value of the cumulative accrued benefits under the plan for all employees, with the present value of the cumulative accrued benefits to be determined under the accrual method uniformly used under all plans maintained by his Employer or, if no such method exists, under the slowest accrual method permitted under the fractional accrual rate of Code Section 411(b)(1)(c), (ii), in the case of a defined contribution plan, a plan for which, as of the determination date, the aggregate of the accounts (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) of key employees exceeds 60 percent of the aggregate of the accounts of all participants covered under the plan, with the accounts valued as of the most recent valuation date coinciding with or preceding the determination date, and (iii) any plan included in a required aggregation group that is a top-heavy group.

Effective for Plan Years beginning after December 31, 2001, the present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting "five-year period" for "one-year period". The accrued benefits and accounts of any individual who has not performed services for an Employer or an Affiliated Company during the one-year period ending on the determination date shall not be taken into account.

Notwithstanding the foregoing, if a plan is included in a required or permissive aggregation group which is not a top-heavy group, such plan shall not be a top-

heavy plan. For purposes of this Article, the present value of the cumulative accrued benefits under the Plan shall be determined as of the date Plan costs for minimum funding purposes are computed, and shall be calculated using the actuarial assumptions otherwise employed under the Plan for actuarial valuations, except that the same actuarial assumptions shall be used for all plans within a required or permissive aggregation group.

18.2	Applicability of Top-Heavy Plan Provisions

Notwithstanding any other provision of the Plan to the contrary, if the Plan is deemed to be a top-heavy plan for any Plan Year, the provisions contained in this Article with respect to vesting and benefit accrual shall be applicable with respect to such Plan Year. If the Plan is determined to be a top-heavy plan and upon a subsequent determination date is determined no longer to be a top-heavy plan, the vesting and benefit accrual provisions specified elsewhere in the Plan shall again become applicable as of such subsequent determination date; provided, however, that in the event such prior vesting provisions do again become applicable, (i) the nonforfeitable accrued benefit of any Participant or Beneficiary shall not be reduced and (ii) any Participant with three years of service may elect to continue to have his nonforfeitable interest in his Accrued Benefit determined in accordance with the vesting schedule specified in Section 18.3.

18.3	Top-Heavy Vesting

If the Plan is determined to be a top-heavy plan, an Employee's nonforfeitable right to a percentage of the accrued portion of his monthly normal retirement benefit shall be determined no less rapidly than in accordance with the following vesting schedule.

Years of Service	Vested Interest
less than 2	0%
2, but less than 3	20%
3, but less than 4	40%
4, but less than 5	60%
5 or more	100%

18.4	Minimum Top-Heavy Benefit

If the Plan is determined to be a top-heavy plan, the annual normal retirement benefit of an Employee who is a non-key employee and who is eligible therefore, payable in the form of a single life annuity beginning at his Normal Retirement Date, shall not be less than such Employee’s average compensation for years in the testing period multiplied by the lesser of:

(a)	Two percent multiplied by his years of Service; or
(b)	20 percent.

For purposes of this Article, “Years of Service" shall only include years of Service completed after December 31, 1983, but shall not include any such year of Service with an Employer if the Plan was not a top-heavy plan with respect to the Plan Year ending within such year of Service. For purposes of satisfying the minimum benefit requirements of Code Section 416(c)(1) and the Plan, in determining years of Service with an Employer or an Affiliated Company, any Service with the Employer or Affiliated Company shall be disregarded to the extent that such Service occurs during a Plan Year when the Plan benefits (within the meaning of Code Section 410(b)) no key employee or former key employee.

Any minimum benefit required by this Section 18.4 shall be made without regard to the number of Hours of Service credited to an Employee for a Plan Year and without regard to any Social Security contribution made by his Employer on behalf of the Employee and without regard to whether the non-key employee was employed on a specific date. In the event the Plan is part of a required aggregation group in which another top-heavy plan is included, non-key employees who are also covered under such other top-heavy plan shall not receive minimum top-heavy benefits under both top-heavy plans. Such non-key employees shall receive the minimum top-heavy benefit provided under the Plan in lieu of the minimum top-heavy benefit or allocation provided under such other top-heavy plan.

ARTICLE XIX
FUNDING-BASED LIMITS
19.1	Effective Date and Application
(a)	Effective Date. The provisions of this Article generally apply to Plan Years beginning after December 31, 2007. However, the effective dates of the provisions relating to Regulation Section 1.436-1 are applicable to Plan Years beginning on or after January 1, 2010. For Plan Years beginning after December 31, 2007 and prior to January 1, 2010, the provisions of Code Section 436 are incorporated herein by reference.
(b)	Interpretation of Provisions. The limitations imposed by this Article to the Plan shall be interpreted and administered in accordance with Code Section 436 and Regulation Section 1.436-1.
19.2	Funding Based Limitation on Shutdown Benefits and Other Unpredictable Contingent Event Benefits
(a)	In General. If a Participant is entitled to an Unpredictable Contingent Event Benefit payable with respect to any event occurring during any Plan Year, then such benefit shall not be paid if the Adjusted Funding Target Attainment Percentage for such Plan Year is:
(1)less than sixty percent (60%) or,
(2)sixty percent (60%) or more, but would be less than sixty percent (60%) percent if the Adjusted Funding Target Attainment Percentage were re-determined applying an actuarial assumption that the likelihood of occurrence of the unpredictable contingent event during the Plan Year is one hundred percent (100%).
(b)	Exemption. Paragraph (a) of this Section 19.2 shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year, upon payment by the Employer of the contribution described in Regulation Section 1.436-1(f)(2)(iii).
19.3	Limitations on Plan Amendments Increasing Liability for Benefits
(a)	In General. No amendment to the Plan which has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect in a Plan Year if the Adjusted Funding Target Attainment Percentage for such Plan Year is:
(1)less than eighty percent (80%), or

(2)eighty percent (80%) or more, but would be less than eighty percent (80%) if the benefits attributable to the amendment were taken into account in determining the Adjusted Funding Target Attainment Percentage.
(b)	Exemption if Contribution Is Made. Paragraph (a) of this Section 19.3 shall cease to apply with respect to a Plan amendment upon payment by the Employer of the contribution described in Regulation Section 1.436-1(f)(2)(iv).
(c)	Exception for Certain Benefit Increases. The limitation set forth in paragraph (a) of this Section 19.3 does not apply to any amendment to the Plan that provides a benefit increase under a plan formula that is not based on Earnings, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of Participants covered by the amendment. Paragraph (a) shall not apply to any other amendment permitted under Regulation Section 1.436-1(c)(4).
19.4	Limitations on Accelerated Benefit Distributions
(a)	Funding Percentage Less Than Sixty Percent (60%). Notwithstanding any other provisions of the Plan, if the Plan's Adjusted Funding Target Attainment Percentage for a Plan Year is less than sixty percent (60%), then a Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a Prohibited Payment with an Annuity Starting Date on or after the applicable Section 436 Measurement Date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a Prohibited Payment. The limitation set forth in this Section 19.4(a) does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the participant.
(b)	Bankruptcy. Notwithstanding any other provisions of the Plan, a Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a Prohibited Payment with an Annuity Starting Date that occurs during any period in which the Employer is a debtor in a case under Title 11, United States Code, or similar Federal or State law. The preceding sentence shall not apply to payments made within a Plan Year with an Annuity Starting Date that occurs on or after the date on which the enrolled actuary of the Plan certifies that the Adjusted Funding Target Attainment Percentage of the Plan is not less than one hundred percent (100%). In addition, during such period in which the Plan sponsor is a debtor, the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a Prohibited Payment, except for payments that occur on a date within a Plan Year that is on or after the date on which the Plan's enrolled actuary certifies that the Plan's Adjusted Funding Target Attainment Percentage for that Plan Year is not less than one hundred percent (100%). The limitation set forth in this Section 19.4(b) does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Participant.
(c)	Limited Payment if Funding Percentage at Least Sixty Percent (60%) But Less Than Eighty Percent (80%).
(1)In General. Notwithstanding any other provisions of the Plan, if the Plan's Adjusted Funding Target Attainment Percentage for a Plan Year is sixty percent (60%) or greater but less than eighty percent (80%) (or would be less than eighty percent (80%) to the extent described in Section 19.3), then a Participant or Beneficiary is not permitted to elect, and the Plan shall not pay any Prohibited Payment with an Annuity Starting Date on or after the applicable Section 436 Measurement Date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a Prohibited Payment. The preceding sentence shall not apply if the present value (determined in accordance with Code Section 417(e)(3)) of the portion of the benefit that is being paid in a Prohibited Payment (which portion is determined under paragraph (2)(B) below) does not exceed the lesser of:
(i)fifty percent (50%) of the present value (determined in accordance with Code Section 417(e)(3)) of the benefit payable in the optional form of benefit that includes the Prohibited Payment; or
(ii)one hundred percent (100%) of the PBGC maximum benefit guarantee amount (as defined in Regulation Section 1.436-1(d)(3)(iii)(C)).

The limitation set forth in this Section 19.4(c) does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Participant.

(2)Bifurcation if Optional Form Unavailable.
(i)Requirement to Offer Bifurcation. If an optional form of benefit that is otherwise available under the terms of the Plan is not available as of the Annuity Starting Date because of the application of this Section 19.4(c), then the Participant or Beneficiary may elect to:
(I)Receive the unrestricted portion of that optional form of benefit (determined under the rules of Regulation Section 1.436-1(d)(3)(iii)(D)) at that Annuity Starting Date, determined by treating the unrestricted portion of the benefit as if it were the Participant's or Beneficiary's entire benefit under the Plan;
(II)Commence benefits with respect to the Participant's or Beneficiary's entire benefit under the Plan in any other optional form of benefit available under the Plan at the same Annuity Starting Date that satisfies Sections 19.4(c)(1)(A) or (B) above; or
(III)Defer commencement of the payments in accordance with any general right to defer commencement of benefits under the Plan.
(ii)Rules Relating to Bifurcation. If the Participant or Beneficiary elects payment of the unrestricted portion of the benefit as described in Regulation Section 1.436-1(d)(3)(ii)(A)(1), then the Participant or Beneficiary may elect payment of the remainder of the Participant's or Beneficiary's benefits under the Plan in any optional form of benefit at that Annuity Starting Date otherwise available under the Plan that would not have included a Prohibited Payment if that optional form applied to the entire benefit of the Participant or Beneficiary. The rules of Regulation Section 1.417(e)-1 are applied separately to the separate optional forms for the unrestricted portion of the benefit and the remainder of the benefit (the restricted portion).
(iii)Plan Alternative That Anticipates Election of Payment That Includes a Prohibited Payment. With respect to every optional form of benefit that includes a Prohibited Payment and that is not permitted to be paid under Regulation Section 1.436-1(d)(3)(i), for which no additional information from the Participant or Beneficiary (such as information regarding a Social Security leveling optional form of benefit) is needed to make that determination, rather than wait for the Participant or Beneficiary to elect such optional form of benefit, the Plan will provide for separate elections with respect to the restricted and unrestricted portions of that optional form of benefit.
(3)Other Rules.
(i)One Time Application. Only one Prohibited Payment meeting the requirements of subparagraph (c)(1) of this Section 19.4 may be made with respect to any Participant during any period of consecutive Plan Years to which the limitations under Regulation Section 1.436-1(d) apply.
(ii)Treatment of Beneficiaries. For purposes of paragraph (c) of this Section 19.4, benefits provided with respect to a Participant and any Beneficiary of the Participant (including an alternate payee, as defined in Code Section 414(p)(8)) are aggregated. If the only benefits paid under the Plan with respect to the Participant are death benefits payable to the Beneficiary, then the determination of the

Prohibited Payment is applied by substituting the lifetime of the Beneficiary for the lifetime of the Participant. If the Accrued Benefit of a Participant is allocated to such an alternate payee and one or more other persons, then the "unrestricted amount" is allocated among such persons in the same manner as the accrued benefit is allocated, unless a qualified domestic relations order (as defined in Code Section 414(p)(1)(A)) with respect to the Participant or the alternate payee provides otherwise.
(iii)Treatment of Annuity Purchases and Plan Transfers. This paragraph 19.4(c)(3)(C) applies for purposes of applying paragraphs 19.4(c)(1) and 19.4(c)(2)(C). In the case of a Prohibited Payment described in Regulation Section 1.436-1(j)(6)(i)(B) (relating to purchase from an insurer), the present value of the portion of the benefit that is being paid in a prohibited payment is the cost to the Plan of the irrevocable commitment and, in the case of a prohibited payment described in Regulation Section 1.436-1(j)(6)(i)(C) (relating to certain plan transfers), the present value of the portion of the benefit that is being paid in a Prohibited Payment is the present value of the liabilities transferred (determined in accordance with Code Section 414(l)). In addition, the present value of the accrued benefit is substituted for the present value of the benefit payable in the optional form of benefit that includes the prohibited payment in Regulation Section 1.436-1(d)(3)(i)(A).
(4)Exception. This Section 19.4 shall not apply for any Plan Year if the terms of the Plan (as in effect for the period beginning on September 1, 2005, and ending with such Plan Year) provide for no benefit accruals with respect to any Participant during such period.
(5)Right to Delay Commencement. If a Participant or Beneficiary requests a distribution in an optional form of benefit that includes a Prohibited Payment that is not permitted to be paid under paragraphs (a), (b), or (c) of this Section 19.4, then the Participant retains the right to delay commencement of benefits in accordance with the terms of the Plan and applicable qualification requirements (such as Code Sections 411(a)(11) and 401(a)(9)).
19.5	Limitation on Benefit Accruals for Plans with Severe Funding Shortfalls
(a)	In General. If the Plan's Adjusted Funding Target Attainment Percentage for a Plan Year is less than sixty percent (60%), benefit accruals under the Plan shall cease as of the Section 436 Measurement Date. In addition, if the Plan is required to cease benefit accruals under this Section 19.5, then the Plan is not permitted to be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.

(b)	Exemption. Paragraph (a) above shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year, upon payment by the Employer of the contribution described in Regulation Section 1.436-1(f)(2)(v).
(c)	Temporary Modification of Limitation. In the case of the first Plan Year beginning during the period beginning on October 1, 2008, and ending on September 30, 2009, the provisions of paragraph (a) of this Section 19.5 shall be applied by substituting the Plan's Adjusted Funding Target Attainment Percentage for the preceding Plan Year for such percentage for such Plan Year, but only if the Adjusted Funding Target Attainment Percentage for the preceding year is greater.
19.6	Methods to Avoid or Terminate Benefit Limitations

See Code Sections 436(b)(2), (c)(2), (e)(2), and (f) and Regulation Section 1.436 1(f) for rules relating to Employer contributions and other methods to avoid or terminate the application of the limitations set forth in Sections 19.2, 19.3 and 19.4 of this Article for a Plan Year. In general, the methods a Plan sponsor may use to avoid or terminate one or more of the benefit limitations under Sections 19.2, 19.3 and 19.4 of this Article for a Plan Year include Employer contributions and elections to increase the amount of plan assets which are taken into account in determining the Adjusted Funding Target Attainment Percentage, making an Employer contribution that is specifically designated as a current year contribution that is made to avoid or terminate application of certain of the benefit limitations, or providing security to the Plan.

19.7	Special Rules
(a)	Rules of Operation for Periods Prior To and After Certification of Plan's Adjusted Funding Target Attainment Percentage.
(1)In General. Code Section 436(h) and Regulation Section 1.436-1(h) set forth a series of presumptions that apply (A) before the Plan's enrolled actuary issues a certification of the Plan's Adjusted Funding Target Attainment Percentage for the Plan Year and (B) if the Plan's enrolled actuary does not issue a certification of the Plan's Adjusted Funding Target Attainment Percentage for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan's enrolled actuary issues a range certification for the Plan Year pursuant to Regulation Section 1.436-1(h)(4)(ii) but does not issue a certification of the specific Adjusted Funding Target Attainment Percentage for the Plan by the last day of the Plan Year). For any period during which a presumption under Code Section 436(h) and Regulation Section 1.436-1(h) applies to the Plan, the limitations under Sections 19.2, 19.3, 19.4, and 19.5 of this Article are applied to the Plan as if the Adjusted Funding Target Attainment Percentage for the Plan Year were the presumed Adjusted Funding Target Attainment Percentage determined under the rules of Code Section 436(h) and Regulation Section 1.436-1(h)(1), (2), or (3). These presumptions are set forth in the following subsections.

(2)Presumption of Continued Underfunding Beginning First Day of Plan Year. If a limitation under Sections 19.2, 19.3, 19.4, and 19.5 of this Article applied to the Plan on the last day of the preceding Plan Year, then, commencing on the first day of the current Plan Year and continuing until the Plan's enrolled actuary issues a certification of the Adjusted Funding Target Attainment Percentage for the Plan for the current Plan Year, or, if earlier, the date subsection (3) or (4) below applies to the Plan:
(i)The Adjusted Funding Target Attainment Percentage of the Plan for the current Plan Year is presumed to be the Adjusted Funding Target Attainment Percentage in effect on the last day of the preceding Plan Year; and
(ii)The first day of the current Plan Year is a Section 436 Measurement Date.
(3)Presumption of Underfunding Beginning First Day of 4th Month. If the Plan's enrolled actuary has not issued a certification of the Adjusted Funding Target Attainment Percentage for the Plan Year before the first day of the 4th month of the Plan Year and the Plan's Adjusted Funding Target Attainment Percentage for the preceding Plan Year was either at least sixty percent (60%) but less than seventy percent (70%) or at least eighty percent (80%) but less than ninety percent (90%), or is described in Regulation Section 1.436-1(h)(2)(ii), then, commencing on the first day of the 4th month of the current Plan Year and continuing until the Plan's enrolled actuary issues a certification of the Adjusted Funding Target Attainment Percentage for the Plan for the current Plan Year, or, if earlier, the date subsection (iv) below applies to the Plan:
(i)The Adjusted Funding Target Attainment Percentage of the Plan for the current Plan Year is presumed to be the Plan's Adjusted Funding Target Attainment Percentage for the preceding Plan Year reduced by ten (10) percentage points; and
(ii)The first day of the 4th month of the current Plan Year is a Section 436 Measurement Date.
(4)Presumption of Underfunding On and After First Day of 10th Month. If the Plan's enrolled actuary has not issued a certification of the Adjusted Funding Target Attainment Percentage for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan's enrolled actuary has issued a range certification for the Plan Year pursuant to Regulation Section 1.436-1(h)(4)(ii) but has not issued a certification of the specific Adjusted Funding Target Attainment Percentage for the Plan by the last day of the Plan Year), then, commencing on the first day of the 10th month of the current Plan Year and continuing through the end of the Plan Year:

(i)The Adjusted Funding Target Attainment Percentage of the Plan for the current Plan Year is presumed to be less than sixty percent (60%); and
(ii)The first day of the 10th month of the current Plan Year is a Section 436 Measurement Date.
(b)	New Plans, Plan Termination, Certain Frozen Plans, and Other Special Rules.
(1)The limitations in Sections 19.2, 19.3, and 19.5 of this Article do not apply to a new Plan for the first five (5) Plan Years of the Plan, determined under the rules of Code Section 436(i) and Regulation Section 1.436-1(a)(3)(i).
(2)Plan Termination. The limitations on Prohibited Payments in Sections 19.2 and 19.4 of this Article do not apply to prohibited payments that are made to carry out the termination of the Plan in accordance with applicable law. Any other limitations under this Amendment do not cease to apply as a result of termination of the Plan.
(3)Exception to Limitations on Prohibited Payments Under Certain Frozen Plans. The limitations on Prohibited Payments set forth in Sections 19.2 and 19.4 of this Article do not apply for a Plan Year if the terms of the Plan, as in effect for the period beginning on September 1, 2005, and continuing through the end of the Plan Year, provide for no benefit accruals with respect to any participants. This paragraph (3) shall cease to apply as of the date any benefits accrue under the Plan or the date on which a Plan amendment that increases benefits takes effect.
(4)Special Rules Relating to Unpredictable Contingent Event Benefits and Plan Amendments Increasing Benefit Liability. During any period in which none of the presumptions under this Section 19.7 apply to the Plan and the Plan's enrolled actuary has not yet issued a certification of the Plan's Adjusted Funding Target Attainment Percentage for the Plan Year, the limitations under Sections 19.2 and 19.3 of this Article shall be based on the inclusive presumed Adjusted Funding Target Attainment Percentage for the Plan, calculated in accordance with the rules of Regulation Section 1.436 1(g)(2)(iii).
(c)	Special Rules Under PRA 2010.
(1)Payments Under Social Security Leveling Options. For purposes of determining whether the limitations under Section 19.4 of this Article apply to payments under a Social Security leveling option, within the meaning of Code Section 436(j)(3)(C)(i), the Adjusted Funding Target Attainment Percentage for a Plan Year shall be determined in accordance with the "Special Rule for Certain Years" under Code Section 436(j)(3) and any Regulation or other published guidance thereunder issued by the Internal Revenue Service.

(2)Limitation on Benefit Accruals. For purposes of determining whether the accrual limitation under Section 19.5 of this Article applies to the Plan, the Adjusted Funding Target Attainment Percentage for a Plan Year shall be determined in accordance with the "Special Rule for Certain Years" under Code Section 436(j)(3) (except as provided under Section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010 (PRA 2012), if applicable).
(d)	Special Rules under MAP 21. The Plan may use the special rules relating to pension funding stabilization as set forth in the provisions of the Moving Ahead for Progress in the 21st Century Act (MAP 21) and as provided by guidance issued in Regulations or other guidance from the Internal Revenue Service, such as Notice 2012-61.
(e)	Multiple Employer Plans. For a multiple employer plan to which Code Section 413(c)(4)(A) applies, including a plan for which the election described in Code Section 413(c)(4)(B) has been made, the rules in this Amendment apply separately to each Employer under the plan, as if each such Employer maintained a separate plan. For a multiple employer plan to which Code Section 413(c)(4)(A) does not apply, the rules in this Amendment apply as if all Participants in the plan are employed by a single Employer.
(f)	Notice Requirement. See ERISA Section 101(j) for rules requiring the Plan Administrator of a single employer defined benefit pension plan to provide a written notice to Participants and Beneficiaries within 30 days after certain specified dates if the Plan has become subject to a limitation described in Subsection 19.2(a), 19.4(a), 19.4(b) or 19.4(c) of this Article.
19.8	Treatment of Plan as of Close of Prohibited or Cessation Period
(a)	Application to Prohibited Payments and Accruals.
(1)Resumption of Prohibited Payments. If a limitation on Prohibited Payments under Section 19.4 of this Article applied to a Plan as of a Section 436 Measurement Date, but that limit no longer applies to the Plan as of a later Section 436 Measurement Date, then the limitation does not apply to benefits with Annuity Starting Dates that are on or after that later Section 436 Measurement Date. In addition, after the Code Section 436 Measurement Date on which the limitation on Prohibited Payments under Section 19.4(a) and 19.4(c) cease to apply to the Plan, any Participant or Beneficiary who had an Annuity Starting Date within the period during which that limitation applied to the Plan will not be provided with the opportunity to have a new Annuity Starting Date.
(2)Resumption of Benefit Accruals. If a limitation on benefit accruals under Section 19.5 of this Article applied to the Plan as of a Section 436 Measurement Date, but that limitation no longer applies to the Plan as of a later Section 436 Measurement Date, then benefit accruals shall resume prospectively and that limitation does not apply to benefit accruals that are based on service on or after that later Section 436 Measurement Date, except to the extent that the Plan provides that benefit accruals will not resume when the limitation ceases to apply. The Plan will comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor regulation 29 CFR Section 2530.204-2(c) and (d).

In addition, benefit accruals that were not permitted to accrue because of the application of Section 19.5 of this Article shall be restored when that limitation ceases to apply if the continuous period of the limitation was 12 months or less and the Plan's enrolled actuary certifies that the Adjusted Funding Target Attainment Percentage for the Plan Year would not be less than sixty percent (60%) taking into account any restored benefit accruals for the prior Plan Year.

(b)	Shutdown and other Unpredictable Contingent Event Benefits. If an Unpredictable Contingent Event Benefit with respect to an unpredictable contingent event that occurs during the Plan Year is not permitted to be paid after the occurrence of the event because of the limitations of Section 19.2 of this Article, but is permitted to be paid later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary's certification of the Adjusted Funding Target Attainment Percentage for the Plan Year that meets the requirements of Regulation Section 1.436-1(g)(5)(ii)(B)), then that unpredictable contingent event benefit shall be paid, retroactive to the period that benefit would have been payable under the terms of the Plan (determined without regard to Section 19.2 of this Article). If the Unpredictable Contingent Event Benefit does not become payable during the same Plan Year in accordance with the preceding sentence, then the Plan is treated as if it does not provide for that benefit.
(c)	Treatment of Plan Amendments That Do Not Take Effect. If a Plan amendment does not take effect as of the effective date of the amendment because of the limitation of Section 19.3 or 19.5 of this Article, but is permitted to take effect later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary's certification of the Adjusted Funding Target Attainment Percentage for the Plan Year that meets the requirements of Regulation Section 1.436-1(g)(5)(ii)(C)), then the Plan amendment must automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.

19.9	Definitions
(a)	Adjusted Funding Target Attainment Percentage. The term Adjusted Funding Target Attainment Percentage means the adjusted funding target attainment percentage as defined in Regulation Section 1.436-1(j)(1).
(b)	Annuity Starting Date. The term Annuity Starting Date means the annuity starting date as defined in Regulation Section 1.436-1(j)(2).
(c)	Prohibited Payment. The term Prohibited Payment means a prohibited payment as defined in Regulation Section 1.436-1(j)(6).
(d)	Section 436 Measurement Date. The term Section 436 Measurement Date means the section 436 date as defined in Regulation Section 1.436-1(j)(8).
(e)	Unpredictable Contingent Event Benefit. The term Unpredictable Contingent Event Benefit means an unpredictable contingent event as defined in Regulation Section 1.436-1(j)(9).

ARTICLE XX
HEROES EARNINGS ASSISTANCE AND RELIEF TAX ACT PROVISIONS
20.1	Death benefits.

In the case of a death or disability occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death. The Plan will credit the Participant’s qualified military service as service for vesting purposes, as though the Participant had resumed employment under USERRA immediately prior to the Participant’s death.

20.2	Differential wage payments.

For years beginning after December 31, 2008, (i) an individual receiving a differential wage payment, as defined by Code Section 3401(h)(2), shall be treated as an employee of the employer making the payment, (ii) the differential wage payment shall be treated as compensation, and (iii) the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment. The immediately preceding clause (iii) shall apply only if all employees of the Employer performing service in the uniformed services described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code Section 3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code Sections 410(b)(3), (4), and (5)).

* * * * *

Executed this 1 day of July, 2020.

WEINGARTEN REALTY INVESTORS
By:	/s/ Stephen C. Richter
Name:	Stephen C. Richter
Title:	Senior Vice President, Chief Financial Officer

Addendum A

Required Minimum Distributions

1.General Rules

1.1	Effective Date. The provisions of this Addendum apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.
1.2	Precedence. The requirements of this Addendum will take precedence over any inconsistent provisions of the Plan.
1.3

Requirements of Treasury Regulations Incorporated. All distributions required under this Addendum will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Internal Revenue Code.

1.4

TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Addendum, other than Section 1.3, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

2.Time and Manner of Distribution.

2.1	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.
2.2

Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a)

If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 72 (age 70 1/2 for Plan Years prior to January 1, 2020), if later.

(b)

If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c)	If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d)

If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2.2, other than Section 2.2(a), will apply as if the surviving spouse were the Participant.

For purposes of this Section 2.2 and Section 5, distributions are considered to begin on the Participant’s required beginning date (or, if Section 2.2(d) applies, the date distributions are required to begin to the surviving spouse under Section 2.2(a)). If annuity payments irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

2.3

Form of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 3, 4 and 5 of this Addendum. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations. Any part of the Participant’s interest which is in the form of an individual account described in Section 414(k) of the Code will be distributed in a manner satisfying the requirements of Section 401(a)(9) of the Code and the Treasury regulations that apply to individual accounts.

3.Determination of Amount to be Distributed Each Year.

3.1	General Annuity Requirements. If the Participant’s interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:
(a)	the annuity distributions will be paid in periodic payments made at intervals not longer than one year;
(b)	the distribution period will be over a life (or lives) or over a period certain not longer than the period described in Section 4 or 5;
(c)	once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;
(d)	payments will either be nonincreasing or increase only as follows:

(1)	by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;
(2)

to the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was being used to determine the distribution period described in Section 4 dies or is no longer the Participant’s Beneficiary pursuant to a qualified domestic relations order within the meaning of Section 414(p);

(3)	to provide cash refunds of employee contributions upon the Participant’s death; or
(4)	to pay increased benefits that result from a Plan amendment.
3.2

Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed on or before the Participant’s required beginning date (or, if the Participant dies before distributions begin, the date distributions are required to begin under Section 2.2(a) or (b)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Participant’s benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s required beginning date.

3.3

Additional Accruals After First Distribution Calendar Year.  Any additional benefits accruing to the Participant in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

4.	Requirements For Annuity Distributions That Commence During Participant’s Lifetime.
4.1

Joint Life Annuities Where the Beneficiary Is Not the Participant’s Spouse. If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary, annuity payments to be made on or after the Participant’s required beginning date to the designated Beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2 of Section 1.401(a)(9)-6 of the Treasury regulations. If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated Beneficiary after the expiration of the period certain.

4.2

Period Certain Annuities.  Unless the Participant’s spouse is the sole designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations for the calendar year that contains the annuity starting date. If the annuity starting date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the annuity starting date. If the Participant’s spouse is the Participant’s sole designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this Section 4.2, or the joint life and last survivor expectancy of the Participant and the Participant’s spouse as determined under the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the calendar year that contains the annuity starting date.

5.	Requirements For Minimum Distributions Where Participant Dies Before Date Distributions Begin.
5.1

Participant Survived by Designated Beneficiary.  If the Participant dies before the date distribution of his or her interest begins and there is a designated Beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in Section 2.2(a) or (b), over the life of the designated Beneficiary or over a period certain not exceeding:

(a)

unless the annuity starting date is before the first distribution calendar year, the life expectancy of the designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or

(b)

if the annuity starting date is before the first distribution calendar year, the life expectancy of the designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year that contains the annuity starting date.

5.2

No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

5.3

Death of Surviving Spouse Before Distributions to Surviving Spouse Begin.  If the Participant dies before the date distribution of his or her interest begins, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this Section 5 will apply as if the surviving spouse were the Participant, except that the time by which distributions must begin will be determined without regard to Section 2.2(a).

6.Definitions.

6.1

Designated Beneficiary.  The individual who is designated as the Beneficiary under Section 9.3 of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-l, Q&A-4, of the Treasury regulations.

6.2

Distribution calendar year.  A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 2.2.

6.3	Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.